Filed Pursuant to Rule 424(b)(3)
Registration No. 333-191441

SUBJECT TO COMPLETION, DATED JANUARY 20, 2015

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED OCTOBER 3, 2013)

5,000,000 Shares

HORSEHEAD HOLDING CORP.

Common Stock

We are offering 5,000,000 shares of our common stock, $0.01 par value per share. Our common stock is listed on the NASDAQ Global Select Market under the symbol “ZINC.” The last reported sale price of our common stock on the NASDAQ Global Select Market on January 16, 2015 was $15.05 per share.

	Per Share	Total

Public offering price	$	$

Underwriting discounts and commissions	$	$

Proceeds, before expenses, to us	$	$

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 750,000 shares of our common stock from us at the public offering price, less the underwriting discounts and commissions.

See “Risk Factors” beginning on page S-12 of this prospectus supplement and in the documents incorporated by reference herein, including our annual report on Form 10-K, to read about risks that you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of our common stock on or about                     , 2015.

Sole Book-Running Manager

Co-Lead Managers

FBR	Oppenheimer & Co.

Co-Managers

CJS Securities	CRT Capital

The date of this prospectus supplement is                     , 2015.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read this prospectus supplement and the accompanying prospectus together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any written communication from us specifying the final terms of the offering. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may have changed since that date.

INDUSTRY DATA

The industry and market data and other statistical information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information. None of the independent industry publications used in this prospectus supplement, the accompanying prospectus or the documents we incorporate by reference were prepared on our or our affiliates’ behalf and none of the sources cited by us consented to the inclusion of any data from its reports, nor have we sought their consent.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. For further information concerning the SEC’s Public Reference Room, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed through the SEC’s Internet address at http://www.sec.gov. We maintain a website at http://www.horsehead.net. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Except for the information incorporated by reference as noted herein, our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.

We have filed with the SEC a registration statement on Form S-3 with respect to the shares of common stock offered hereby. This prospectus supplement does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. Any statements

S-ii

made in this prospectus supplement concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

If you make a request for information incorporated by reference into this prospectus supplement in writing or by telephone, we will provide you, without charge, a copy of such information. Any such request should be directed to:

Horsehead Holding Corp.

4955 Steubenville Pike, Suite 405

Pittsburgh, Pennsylvania 15205

(724) 774-1020

Attention: Corporate Secretary

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. The words “believes,” “projects,” “anticipates,” “plans,” “expects,” “intends,” “estimates” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” are intended to identify forward-looking statements. These forward-looking statements represent management’s current reasonable expectations and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors, risks, and uncertainties include but are not limited to the factors described under “Risk Factors” in this prospectus supplement and in the accompanying prospectus, “Forward-Looking Statements” in the accompanying prospectus and “Risk Factors” in our most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of this prospectus supplement and the documents incorporated by reference into this prospectus supplement for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

Forward-looking statements speak only as of the date they were made. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus supplement and the accompanying prospectus carefully, including the matters discussed under the caption “Risk Factors” and the detailed information and financial statements, in each case, included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Unless the context otherwise indicates, the terms “Company,” “we,” “us” and “our” and similar terms refer to Horsehead Holding Corp. and its direct and indirect subsidiaries on a consolidated basis. References to our “common stock” refer to the common stock of Horsehead Holding Corp.

Our Company

Overview

We are a leading U.S. producer of zinc metal, a leading recycler of electric arc furnace (“EAF”) dust, a leading producer of zinc oxide and a leading recycler of nickel-bearing wastes and nickel-cadmium (“Ni-Cd”) batteries in North America. We currently have production and/or recycling operations at six facilities located in five states in the United States and one facility located in Canada.

Our products are used in a wide variety of applications, including in the galvanizing of sheet and fabricated steel products, as components in rubber tires, alkaline batteries, paint, chemicals and pharmaceuticals and as a remelt alloy in the production of stainless steel. We believe we are the largest single-site producer of zinc oxide in North America. We believe we are also the largest North American recycler of EAF dust, a hazardous waste produced by the carbon steel mini-mill manufacturing process. Through the operations of our subsidiary, The International Metals Reclamation Company, LLC (“INMETCO”), we believe we are also a leading recycler of EAF dust and other nickel-bearing waste generated by specialty steel producers and a leading recycler of Ni-Cd batteries and other types of batteries in North America.

While we vary our raw material inputs, or feedstocks, based on cost and availability, products produced at our new zinc facility in Mooresboro, North Carolina and our nickel-based products produced at our INMETCO facility, use 100% recycled materials, including, in the case of our zinc products, zinc recovered from our four EAF dust recycling operations located in four states. Our EAF dust recycling facilities generate service fee revenue from steel mini-mills by providing a convenient and safe means for recycling their EAF dust. We believe that our ability to convert recycled zinc into finished products results in lower feedstock costs compared to smelters that rely primarily on zinc concentrates. We produce zinc products at our Brampton, Ontario, Canada facility utilizing Special High Grade (“SHG”) zinc metal as raw material feedstock. INMETCO provides recycling services, some of which are on a tolling basis, from a single production facility in Ellwood City, Pennsylvania.

We, together with our predecessors, have been operating in the zinc industry for more than 150 years and in the nickel-bearing waste industry for more than 30 years. We operate as three business segments, Horsehead, Zochem and INMETCO.

During 2013 and the nine months ended September 30, 2014, we sold approximately 338.8 million and 202.9 million pounds of zinc products, respectively, and 20.9 million and 16.4 million pounds of nickel-based products, respectively, generally priced at amounts based on zinc and nickel prices on the London Metals Exchange (“LME”). For the year ended December 31, 2013, we generated sales and recorded a net loss of $441.9 million and $14.0 million, respectively. For the nine months ended September 30, 2014, we generated sales and recorded a net loss of $347.3 million and $11.4 million, respectively.

Our New Zinc Facility

In September 2011, we began construction of a new, state-of-the-art zinc facility in Mooresboro, North Carolina to replace our Monaca, Pennsylvania facility. We began production at our new zinc facility in May 2014. Our new facility provides us with the capability to produce SHG zinc, Continuous Galvanizing Grade (“CGG”) zinc and High Grade zinc, in addition to the Prime Western (“PW”) grade zinc metal that we produced at our Monaca, Pennsylvania facility. The first month of operation of our new facility validated that the process, as designed, is capable of producing SHG quality electrolyte from waelz oxide (“WOX”) using the solvent extraction process. The new facility’s design relies upon sustainable manufacturing practices to produce zinc solely from recycled materials and uses significantly less fossil fuel than our former Monaca, Pennsylvania facility, allowing us to significantly reduce emissions of greenhouse gases (“GHGs”) and particulates into the atmosphere.

We believe that the new zinc facility, once fully operational, will provide us with a number of substantial benefits, including reduced manufacturing conversion costs due to lower energy cost; higher labor productivity; reduced operating maintenance costs; and lower operating costs in our EAF dust recycling plants resulting from the elimination of the need to calcine the majority of our WOX prior to its use. We believe that the new facility’s capability to convert WOX and other recycled materials into SHG zinc and other grades will allow us to expand into new markets, including selling to continuous galvanizers, which include some of our EAF dust customers, die casters and potentially LME warehouses, while continuing to serve customers in our existing markets. In addition, the new technology will also allow us to recover value from certain metals such as silver and lead from WOX produced from EAF dust recycling. Once the new zinc facility is fully operational, we believe that the foregoing benefits will result in annual incremental Adjusted EBITDA of approximately $90 million to $110 million, independent of the price of zinc, compared to our prior operations at our Monaca, Pennsylvania facility. This incremental Adjusted EBITDA represents our current estimate of the effects that operating at the new zinc facility will have on our Adjusted EBITDA and is based on a number of assumptions, all of which are subject to change, including the recovery rate of zinc and the other metals we expect to recover, the prices of other metals we expect to sell, energy consumption requirements, energy prices, the number of employees required to operate the new zinc facility and labor and maintenance costs at the new zinc facility. The actual incremental Adjusted EBITDA that we may achieve in future periods, if any, may be significantly less than the estimate described above. See “Risk Factors—Risks Related to Our Business—The projected benefits from the new zinc facility may fail to materialize.”

We also believe that additional benefits not reflected in the above estimate may be realized once the new zinc facility is fully operational. These additional benefits include a reduction in the cost of hedging the price of zinc, which averaged $9.1 million per year for the period from 2008 to 2013 (the last full year of production at our Monaca, Pennsylvania facility), reduced maintenance capital spending, which averaged $7.8 million per year at our Monaca, Pennsylvania facility for the period from 2007 to 2012 (the last year significant capital expenditures were made at our Monaca, Pennsylvania facility), and reduced state income taxes as a result of certain tax incentives available for the investment in the new zinc facility.

Our new zinc facility is currently in the ramp-up stage and has experienced operational difficulties that we believe are typical of a start-up of this size and that have resulted in production interruptions. Numerous improvements have been made to remediate these issues and improve the ramp-up rate. The primary bottleneck thus far has been the removal of solids at the front end of the process. This is conventional technology used extensively in hydrometallurgical and mining applications, thus we anticipate that this issue will be resolved. We have made progress through better control of the process and improvements in equipment reliability. We have not identified any insurmountable technical or operational obstacles that materially challenge the value proposition of our new zinc facility. However, issues such as the removal of solids described above have slowed the ramp-up rate and delayed the realization of the benefits we believe we can obtain from full operation of our zinc facility. The facility has operated continuously since early August 2014 after a shutdown during the month of July 2014. On January 5, 2015, we reported that the facility produced approximately 12,000 tons of zinc metal in the fourth quarter of 2014 (with approximately 5,400 tons produced in December), compared to approximately 4,300 tons in the third quarter of 2014 and approximately 3,400 tons in the second quarter of 2014. Once fully operational, we expect the new zinc facility to be capable of producing over 155,000 tons of zinc metal per year with equipment capable of producing over 175,000 tons of zinc metal per year without significant additional investment.

In connection with the start of operations at our new zinc facility, we permanently closed our Monaca, Pennsylvania facility in April 2014. Our Monaca, Pennsylvania facility is under contract to be sold to Shell Chemical LP (“Shell”) pursuant to an option to purchase granted in March 2012 that was exercised on November 7, 2014. As of the date of this prospectus supplement, a large majority of the demolition at the site had been completed at Shell’s expense. We will retain ownership of a non-hazardous captive landfill located at that site and we are currently in the process of separating our National Pollutant Discharge Elimination System permit into two permits, one to be held by Shell for the portion of the site that would be acquired by Shell and a separate one held by us for our continuing operation of the landfill.

Competitive Strengths

Leading Market Positions and Strategically Located Recycling Facilities

We believe we are a leading recycler of nickel-bearing waste material generated by the stainless and specialty steel industry and a leading recycler of nickel-bearing batteries. Before closing our Monaca, Pennsylvania facility, we were the largest producer of zinc metal by capacity in the United States; we believe that once our new zinc facility is fully operational, we will regain that position. In addition, we believe that we are the largest North American recycler of EAF dust and that we currently recycle more than half of all EAF dust generated in the United States. Our four company-owned EAF dust recycling facilities are strategically located near major EAF operators, reducing transportation costs and enhancing our ability to compete effectively with other means of EAF dust disposal. We believe that the location of our facilities, together with our long-term EAF dust contracts with several of our customers, competitive cost position, extensive zinc distribution network and proprietary market knowledge, will enable us to maintain our leading market positions and continue to capture market share in zinc products, zinc recycling and nickel-bearing waste recycling.

Strong, Long-Standing Relationships with Diverse Customer Base

We believe that our product quality, reputation for on-time delivery and competitive pricing enable us to maintain strong relationships with a broad base of customers in each of our end markets. For example, we believe that before closing our Monaca, Pennsylvania facility, we were the leading supplier of zinc metal to the after-fabrication hot-dip segment of the North American galvanizing industry and believe that once our new zinc facility is fully operational, we will regain that position. We sell zinc oxide to over 250 producers of tire and rubber products, chemicals, paints, plastics and pharmaceuticals. We have supplied zinc oxide to nine of our current ten largest zinc oxide customers for over ten years, and our acquisition of Zochem, Inc. (“Zochem”) in 2011, a producer of zinc oxide in North America, expanded our customer base throughout North America. We believe that we are the largest recycler of EAF dust in the United States, and we now recycle EAF dust for North America’s nine largest carbon steel EAF operators and North America’s four largest stainless steel producers. In addition, we provide environmental services to over 200 customers that generate nickel-containing waste products such as filter cake, spent pickle liquor, grinding swarf and mill scale. We also collect and recycle batteries from Call2Recycle, Inc., founded in 1994 by five major rechargeable battery makers, as well as through our own collection programs.

A Leading Environmental Services Provider to the U.S. Steel Industry

We believe that we are one of the leading environmental service providers to the U.S. steel industry, having recycled 11.2 million tons of EAF dust since 1990, which is the equivalent of approximately 2.2 million tons of zinc to date representing the dust generated in the production of over 650 million tons of steel. Our recycling and conversion of this EAF dust reduces a steel mini-mill’s exposure to environmental liabilities which may arise when the EAF dust is sent to a landfill. Our predecessor company developed this proprietary process during the 1980s and we have been a leading EAF dust processor ever since. We use the recycled material as low-cost feedstock for our metal production operations, yielding a competitive cost advantage.

Low-Cost Feedstock and Sustainable Manufacturing Processes

We believe that we are the only zinc metal producer in North America with the proven ability to produce zinc metal using 100% recycled zinc feedstocks. Our use of large amounts of recycled feedstock reduces our exposure to increases in LME zinc prices and increases our operating margins during periods of high LME zinc prices. In addition, our EAF dust recycling operations provide us with a reliable, cost-effective source of recycled zinc without relying on third-party sellers. Further, several of our EAF dust customers have long-term contracts to provide us with their EAF dust.

Our new zinc facility relies upon sustainable manufacturing practices to produce zinc solely from recycled materials and uses significantly less fossil fuel than our prior facility in Monaca, Pennsylvania. The new zinc facility converts WOX produced from EAF dust recycling and other recycled materials into SHG and other grades of zinc and eliminates the need to calcine the majority of our WOX prior to its use. We believe the technology used at our new zinc facility will also allow us to recover value from metals such as silver and lead contained in EAF dust.

Proven, Proprietary Technology with Flexible Processes

Since our recycling processes convert EAF dust and other wastes into saleable products, our EAF dust customers generally face less exposure to environmental liabilities from EAF dust, which the U.S. Environmental Protection Agency (“EPA”) classifies as a listed hazardous waste, than if they disposed of their EAF dust in landfills. The EPA has designated our recycling processes as the “Best Demonstrated Available Technology” for the high-temperature metals recovery from EAF dust from both carbon steel mini-mill and stainless steel producers. In addition, we expect our new zinc facility to be able to produce zinc from a wide range of zinc-bearing raw materials. We expect that this flexibility will allow us to modify our feedstock mix based on cost and availability, as well as to use 100% recycled zinc feedstock, whether purchased from third parties at a discount to the LME zinc price or generated by our EAF dust recycling operations. We believe that our INMETCO recycling process is a successful technology for the recycling of a broad range of nickel-bearing waste products. We have successfully licensed this technology in the past.

Strong, Experienced Management Team

Our ten-member senior management team collectively has over 200 years of experience in zinc- and metal-related industries. James M. Hensler, our Chief Executive Officer, joined us in early 2004 and has since established a culture of continuous improvement in safety and operational excellence, which has led to significant cost reductions, productivity improvements and growth.

Business Strategy

Ramp-up Production at our New Zinc Facility

In May 2014, we began production at our new zinc facility and on January 5, 2015, we reported that the facility produced approximately 12,000 tons of zinc metal in the fourth quarter of 2014. Once fully operational, we expect the new zinc facility to be capable of producing over 155,000 tons of zinc metal per year with equipment capable of producing over 175,000 tons of zinc metal per year without significant additional investment. Our new zinc facility has experienced operational difficulties that we believe are typical of a start-up of this size and that have resulted in production interruptions. Numerous improvements have been made to remediate these issues and improve the ramp-up rate. The primary bottleneck thus far has been the removal of solids at the front end of the process. We have made progress through better control of the process and improvements in equipment reliability. The facility has operated continuously since early August 2014 after a shutdown during the month of July 2014. We expect to continue to work to correct the issues we have encountered in order to achieve better production levels in the coming months. Thus far, we have not identified any insurmountable technical or operational obstacles that materially challenge the value proposition of our new zinc facility.

Once fully operational, we expect to achieve significant benefits from the new zinc facility, including lower energy cost, higher labor productivity, reduced operating maintenance costs and lower operating and logistics costs at our EAF dust recycling plants resulting from the elimination of the need to calcine the majority of our WOX prior to its use. The facility enables us to convert WOX derived from EAF dust and other recycled materials into SHG zinc, CGG zinc and High Grade zinc, in addition to the PW grade that we produced at our former Monaca, Pennsylvania facility. This will allow us to expand into new markets, including selling to continuous galvanizers (which include some of our EAF dust customers), die casters and potentially LME warehouses, while continuing to serve customers in our existing markets. The technology associated with the new zinc facility will also allow us to recover valuable metals such as silver and lead contained in EAF dust. This co-product recovery circuit recently began production and we expect first shipments of silver and lead concentrate to begin in early 2015. This circuit is expected to be fully operational in approximately twelve months. The new zinc facility replaced our older smelter technology and will allow us to significantly reduce emissions of GHGs and particulates into the atmosphere.

We believe that the foregoing benefits will result in annual incremental Adjusted EBITDA of approximately $90 million to $110 million, once the new zinc facility is fully operational, independent of the market price of zinc, but subject to a number of assumptions. In addition, we believe we will be able to achieve a number of additional benefits from our new zinc facility, including lower capital expenditures for maintenance, lower state income taxes as a result of certain tax incentives available for the investment in the new zinc facility and lower cash costs associated with our hedging program. For instance, our annual capital expenditures for maintenance of the Monaca, Pennsylvania facility averaged $7.8 million per year for the period from 2007 to 2012 (the last year significant capital expenditures were made at our Monaca, Pennsylvania facility); we expect these expenditures at our new facility to be substantially less. Under our hedging program, we purchased put options at an average cost of $9.1 million per year for the period from 2008 to 2013 (the last full year of production at our Monaca, Pennsylvania facility); however, as a low-cost producer at our new zinc facility, we expect our hedging costs to be substantially lower, as our risk of negative cash flow at lower zinc prices will be substantially less.

Continue to Focus on Production Efficiencies and Operating Cost Reductions

In 2011, we idled our power plant located in Monaca, Pennsylvania and entered into a contract to purchase electricity realizing estimated savings of $5.4 million in 2012. In the fourth quarter of 2012, we decided to permanently shut down the power plant.

During 2012, we increased the use of WOX at our former Monaca, Pennsylvania facility and implemented initiatives to reduce the iron content of the WOX produced at three of our recycling facilities, resulting in cost savings of $2.5 million and $1.7 million, respectively. In March 2012, we granted Shell an option to purchase our Monaca, Pennsylvania facility which provided for demolition activities at Shell’s expense. The option was exercised on November 7, 2014. The option also included our Horsehead Zinc Powders, LLC facility.

In 2013, we idled the cadmium recovery facility at INMETCO by modifying the process to permit direct charging of nickel-cadmium batteries to the rotary hearth furnace generating a net annual benefit of approximately $1.5 million. In addition, in December 2013, we entered into a joint venture known as ThirtyOx, LLC (“ThirtyOx”) with Imperial Zinc Corp. for the acquisition and processing of zinc bearing secondary materials. The processing facility is located in North Carolina near the new zinc facility and became operational in August 2014. The majority of the feedstock for the new zinc facility will be supplied by our EAF dust recycling plants. ThirtyOx is expected to supply a portion of the incremental zinc feed required by the new zinc facility by recovering secondary zinc oxides from the residues generated by galvanizers, die-casters and other users of zinc metal. Our anticipated investment in ThirtyOx is expected to be less than $2.0 million. Also in December 2013, we sold our copper-based powders line of business located in Palmerton, Pennsylvania. This business unit was considered to be non-core and was not making a positive contribution to our profit margin. We have continued to operate our zinc powder business in our Palmerton facility.

In April 2014, we ceased zinc production at our Monaca, Pennsylvania facility in order to transition production to the new zinc facility in Mooresboro, North Carolina. We believe that the new zinc facility, once fully operational, will provide us with a number of other substantial benefits, including reduced manufacturing conversion costs due to lower energy cost; higher labor productivity; reduced operating maintenance costs; and lower operating costs in our EAF dust recycling plants resulting from the elimination of the need to calcine the majority of our WOX prior to its use.

We expect to continue to pursue capital investment opportunities to improve production efficiencies and reduce costs at our current facilities, including at our new Mooresboro, North Carolina facility.

Expand EAF Dust Recycling Capacity

We estimate that in 2007 approximately one-third of the carbon steel EAF dust generated in the United States was deposited in landfills, including by our existing EAF dust customers. Since then, new EAF steel plant projects have come online, further increasing EAF dust generation in the United States. Due to productivity, capital and operating cost efficiencies relative to integrated steel mills, the mini-mill share of the U.S. steel market has increased in the last ten years and is expected to account for over 60% of U.S. steel produced, according to the Steel Manufacturers Association. Steel mini-mill operators have increasingly relied on recyclers rather than landfills to manage this increased output. In order to grow our EAF dust recycling business, we placed a new kiln with an annual EAF dust recycling capacity of 80,000 tons into production in early 2008 at our facility in Rockwood, Tennessee and placed into production two kilns with a combined annual capacity of 180,000 tons at our facility in Barnwell, South Carolina in 2010. We entered into a long term contract with a major U.S. steel mini-mill producer to process all of the EAF dust generated at its facilities located near this plant. In 2009, we acquired the EAF dust contracts held by Envirosafe Services of Ohio, Inc, a leading landfill disposer of EAF dust. In addition to generating additional service fees, our kilns provide us with additional low-cost recycled zinc that we can use in our own production process or that we can sell as feed to other zinc smelters. We estimate that with the increased recycling capacity, less than 10% of the EAF dust generated is now deposited in landfills. We are currently considering the addition of a fifth dust recycling facility in the U.S. of a size similar to our three current two-kiln facilities, to increase our production capacity in response to third party growth in EAF steelmaking capacity and to reduce transportation costs for us and our customers. We also believe there is potential to gain additional market share from existing customers as a result of industry consolidation.

Diversify and Expand Environmental Services Business

Our core strengths relate to our proven ability to manage hazardous and non-hazardous wastes generated by industrial processes and our experience and capabilities to recover valuable metals from these waste streams. We expect to expand our environmental services business into a broader range of metal-bearing wastes. The acquisition of INMETCO is an example of this diversification and we believe that INMETCO will be a platform for further growth. The recent entrance of Outokumpu, a leading global stainless steel producer, into the United States market creates an opportunity for us to increase capacity at INMETCO to supply Outokumpu’s growing need at its new stainless steel melt facility in Calvert, Alabama. We expect to continue to pursue diversification and acquisition opportunities in the area of environmental services, such as recycling metals from spent catalysts and acquiring metal processing businesses. We believe this strategy, along with the planned recovery of metals such as silver and lead from WOX at our new zinc facility, will reduce our exposure to changes in zinc and nickel prices.

Continue to Reduce Exposure to Commodity Price Fluctuations

We regularly evaluate our zinc price hedging alternatives considering the costs and benefits in light of the commodity price environment. We sourced over 90% of our zinc feedstock during 2014 at our former Monaca, Pennsylvania facility and new Mooresboro, North Carolina facility from our EAF dust recycling operations. This source of feedstock is not significantly impacted by changes in LME zinc prices. The remainder of our zinc feedstock costs is derived primarily from zinc secondaries which use LME-based pricing, and therefore are somewhat naturally hedged against changes in the LME price.

We use instruments such as put options and swaps to protect our Company from price fluctuations. During August 2013, we put in place equivalent $0.85 per pound strike price put options covering 4,400 tons per month of zinc production for the period of January 2014 through March 2014 and converted $0.85 per pound strike price put options covering 4,950 tons per month of zinc production from October 2013 through March 2014 to zinc fixed price swap contracts for the same period at an average price of approximately $0.903 per pound. The sale of the put options resulted in a $1.3 million cash benefit, and we were able to put the swaps in place without any additional payment. In December 2013, we entered into additional zinc fixed price swap contracts for the first quarter of 2014 at an average price of approximately $0.90 per pound. These zinc fixed price swaps were also transacted without any payment by us. At December 31, 2013, the total quantity covered under forward zinc fixed price swaps for the first quarter of 2014 was 26,600 tons. We converted a portion of our put options into swaps in order to reduce the effect of changes in the zinc price on cash flow during the period of planned transition of operations to the new zinc facility. At December 31, 2013, we had put options in place with a strike price of $0.85 per pound covering approximately 11,600 tons of zinc production for the first quarter of 2014. The put options settled monthly on an average LME pricing basis. The average LME monthly zinc prices for first three months of 2014 were higher than the strike price for the contracts and we received no settlement payment during 2014.

During the first quarter of 2014, we added fixed price swaps for the second quarter of 2014, at an average price of approximately $0.94 per pound for a total quantity covered of 26,500 tons for the quarter. In late July and early August 2014, we added zinc fixed price swaps for the months of August and September 2014, at an average price of slightly over $1.07 per pound for a total quantity covered of 6,000 tons per month. In October and early November 2014, we added zinc fixed price swaps for the months of November and December 2014, at an average price of slightly over $1.05 per pound for a total quantity covered of 6,600 tons per month. These fixed rate swaps were put in place to reduce volatility during the continued ramp-up of production at the new zinc facility. We received a net of $0.7 million for settlement of our fixed rate swaps in 2014.

Under our hedging program, we purchased put options at an average annual cost of $9.1 million per year for the period from 2008 to 2013 (the last full year of production at our Monaca, Pennsylvania facility); however, as a low-cost producer at our new zinc facility, we expect our hedging costs to be substantially lower, as our risk of negative cash flow at lower zinc prices will be substantially less, once the new zinc facility is fully operational.

Pursue Acquisition, Diversification and Expansion Opportunities

In 2011, we acquired Zochem, located in Brampton, Ontario Canada, a producer of zinc oxide in North America. This acquisition broadened our geographic reach, diversified our customers and markets for zinc oxide and provided added operational flexibility. We completed a capacity expansion at this facility in 2014, bringing our total investment in Zochem, including its initial purchase price, to approximately $32 million. The expansion increased the total zinc oxide production capacity at Zochem by approximately 20,000 tons to approximately 72,000 tons per year. Overall, we expect our total investment in Zochem to result in $15 million to $20 million of annual Adjusted EBITDA based on Zochem’s current operating levels, including the recent expansion. The actual Adjusted EBITDA that we may achieve in future periods from this investment may, however, differ materially from this estimate.

We believe INMETCO provides new potential platforms for growth, including increasing capacity of the existing facility, growing our share of the battery recycling market, recycling other industrial wastes to recover metals in addition to nickel and enabling us to expand internationally. We have increased power to our submerged arc furnace to increase melting output and keep pace with stronger tolling receipts. We believe there are further opportunities to increase capacity at INMETCO to service additional growth in nickel-bearing industrial wastes generated by U.S. stainless steel producers. We are also currently evaluating opportunities outside the United States for the use of INMETCO’s technology.

In December 2013, we entered into the ThirtyOx joint venture with Imperial Zinc Corp. for the acquisition and processing of zinc bearing secondary materials. The processing facility is located in North Carolina near the new zinc facility and became operational in August 2014. The majority of the feedstock for the new zinc facility will be supplied by our EAF dust recycling facilities. ThirtyOx is expected to supply a portion of the incremental zinc feed required by the new zinc facility by recovering secondary zinc oxides from the residues generated by galvanizers, die-casters and other users of zinc metal.

We intend to continue to identify and enter new markets and to increase our production capacity, product offerings, customer base, operating flexibility and product margins through strategic acquisitions and internal expansion initiatives. We have identified potential acquisition and internal expansion opportunities that we believe, if pursued, would involve estimated investments ranging from $3 million to $75 million depending on the project, with a total estimated investment, if we were to pursue all of the opportunities currently under consideration, ranging between $150 and $200 million.

THE OFFERING

Issuer	Horsehead Holding Corp.

Shares of common stock offered by the Issuer	5,000,000 shares (5,750,000 shares if the underwriters’ option to purchase additional shares is exercised in full).

Underwriters’ option to purchase additional shares	We have granted the underwriters the option to purchase, exercisable for a period of 30 days from the date of this prospectus supplement, up to an additional 750,000 shares of our common stock at the public offering price, less the underwriting discounts and commissions.

Shares outstanding after consummation of the offering	55,848,911 shares (56,598,911 shares if the underwriters’ option to purchase additional shares is exercised in full).

Use of proceeds	We will use the net proceeds from the sale of the common stock for general corporate purposes, which may include capital expenditures, acquisitions, working capital and liquidity for operational contingencies. Pending these uses, the net proceeds may be temporarily invested in short- and medium-term securities. See “Use of Proceeds.”
Dividend policy	We currently do not have any plans to declare or pay dividends in the foreseeable future. The declaration and payment of any future dividends will be at the discretion of our board of directors after taking into account many factors, including our operating results, financial conditions, current and anticipated cash needs and plans for expansion. See “Price Range of Common Stock and Dividend Policy—Dividends.”
Certain U.S. federal income tax considerations

For a discussion of certain United States federal income tax consequences of holding and disposing of shares of our common stock, see “Certain U.S. Federal Income and Estate Tax Considerations to Non-U.S. Holders.”

Risk factors	Before investing in our common stock, you should carefully read and consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” and in the documents incorporated by reference herein, including our annual report on Form 10-K for the fiscal year ended December 31, 2013.
Purchase restrictions in Second Amended and Restated Certificate of Incorporation

Our Second Amended and Restated Certificate of Incorporation prohibits any “public utility” (as defined in the Federal Power Act) or “holding company” (as defined in the Public Utility Holding Company Act of 2005) from acquiring an amount of our common stock worth more than $10 million in the aggregate without the prior written consent of our board of directors. This limitation was included in our Second Amended and Restated Certificate of Incorporation when we were considered a “public utility” subject to the jurisdiction of the FERC to assist us in qualifying for certain exemptions from requirements to seek approval from the U.S. Federal Energy Regulatory Commission (“FERC”) in connection with certain sales of our common stock.

On October 16, 2013, our status as a FERC-jurisdictional “public utility” was terminated and we are no longer required to impose any limitations in the acquisition of our common stock. Our board of directors intends to provide written consent for any acquisition of our common stock in this offering by a “public utility” or a “holding company” worth more than $10 million in the aggregate. See “Notice to Investors.”
The NASDAQ Global Select Market symbol	“ZINC”

The number of shares to be outstanding after consummation of this offering is based on 50,848,911 shares of common stock outstanding as of January 16, 2015 and does not include 582,500 shares subject to outstanding stock options at a weighted average exercise price of $13.00 per share, 1,067,018 restricted stock units outstanding, and 1,857,508 shares of common stock reserved for issuance under our equity incentive plans as of January 16, 2015.

Except as otherwise noted, all information in the prospectus supplement assumes that the underwriters will not exercise their option to purchase additional shares.

Corporate Information

We were incorporated under the laws of the State of Delaware. Our principal executive offices are located at 4955 Steubenville Pike, Suite 405, Pittsburgh, Pennsylvania 15205. Our telephone number is (724) 774-1020. Our website address is www.horsehead.net. Except for the information incorporated by reference as noted below, our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.

SUMMARY HISTORICAL AND OTHER FINANCIAL DATA

The following table presents our summary historical and other financial data, which data is condensed and may not contain all of the information that you should consider. You should read this information in conjunction with “Use of Proceeds,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere or incorporated by reference in this prospectus supplement. The summary historical consolidated financial data for the fiscal years ended December 31, 2013, December 31, 2012 and December 31, 2011 have been derived from our audited financial statements which are incorporated by reference herein, except that the balance sheet data for the fiscal year ended December 31, 2011 have been derived from our audited financial statements for the fiscal year ended December 31, 2011 which are not included or incorporated by reference herein. The data for the nine-month periods ended September 30, 2014 and September 30, 2013 was derived from unaudited consolidated financial statements, which are incorporated by reference herein, which in our opinion contain all adjustments, consisting of normal recurring adjustments that management considers necessary for a fair presentation of our financial position and results of operations for the periods presented. Results for interim periods are not necessarily indicative of results that may be expected for a full fiscal year. Historical results are not necessarily indicative of the results expected in the future.

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011
	(Unaudited)
	(In thousands, except for per share data and LME price data)
Statement of income (loss) data:
Net sales	$347,307	$388,309	$441,936	$435,666	$451,180
Cost of sales (excluding depreciation and amortization)	320,281	302,746	414,809	432,557	377,401
Depreciation and amortization	23,496	21,574	29,678	26,193	22,025
Selling, general and administrative expenses	17,790	16,879	22,207	20,882	22,942

Total costs and expenses	361,567	341,199	466,694	479,632	422,368
Income (loss) from operations	(14,260)	(2,890)	(24,758)	(43,966)	28,812
Interest expense	(12,502)	(2,007)	(2,728)	(7,864)	(3,324)
Gain on bargain purchase of a business	––	––	––	1,781	4,920
Interest and other income	6,911	2,290	6,072	2,694	1,948

Income (loss) before income taxes	(19,851)	(2,607)	(21,414)	(47,355)	32,356
Income tax provision (benefit)	(8,450)	(1,092)	(7,455)	(16,928)	10,902

Net income (loss)	$(11,401)	$(1,515)	$(13,959)	$(30,427)	$21,454

Earnings (loss) per share:
Basic	$(0.23)	$(0.03)	$(0.31)	$(0.69)	$0.49
Diluted	$(0.23)	$(0.03)	$(0.31)	$(0.69)	$0.49
Balance sheet data (at end of period):
Cash and cash equivalents	$72,167	$120,024	$136,327	$244,119	$188,500
Working capital(1)	63,722	121,675	114,334	265,571	260,930
Property, plant and equipment, net	806,043	640,414	708,250	405,222	260,052
Total assets	1,024,339	926,532	1,005,312	811,828	631,492
Long-term debt obligations, less current maturities	408,337	350,558	354,768	263,334	79,663
Stockholders’ equity	438,010	384,213	444,894	383,281	412,251
Cash flow statement data:
Operating cash flow	$(7,688)	$23,490	$41,995	$64,232	$32,274
Investing cash flow	(106,488)	(232,439)	(310,007)	(181,177)	(51,558)
Financing cash flow	50,016	84,854	160,220	172,263	98,187
Other data:
Tons of zinc product shipped	102	129	169	189	152
Average LME zinc price(2)	$0.97	$0.87	$0.87	$0.88	$0.99
Capital expenditures	106,488	234,230	311,798	184,541	64,709

(1)	Working capital is defined as current assets minus current liabilities.
(2)	Average LME zinc price equals the average of each closing LME price for zinc on a dollars per pound basis during the measured period.

RISK FACTORS

Investing in our common stock involves substantial risk. Our business, operating results and cash flows can be impacted by a number of factors, any one of which could cause our actual results to vary materially from recent results or from our anticipated future results. Along with the risks and uncertainties listed below you should carefully consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2013, which is incorporated by reference in this prospectus supplement, and which may be amended, supplemented or superseded from time to time by other documents we file with the SEC in the future (see “Incorporation of Certain Information by Reference”).

Risks Related to Our Business

We may be unable to resolve the operational issues that have delayed ramp-up of production at our new zinc facility or experience new issues that may cause further delays, each of which would materially harm our profitability, liquidity, financial condition and operations.

In April 2014, we permanently closed our Monaca, Pennsylvania facility and in May 2014, we started production at our new zinc facility. Our new zinc facility has experienced operational difficulties that have resulted in production interruptions and have delayed ramp-up to full production. We believe our new zinc facility is capable of producing over 155,000 tons of zinc metal per year; however, the facility produced approximately 12,000 tons of zinc metal in the fourth quarter of 2014, approximately 4,300 tons in the third quarter of 2014 and approximately 3,400 tons in the second quarter of 2014. The primary bottleneck thus far has been the removal of solids at the front end of the process. We have made progress through better control of the process and by equipment modifications and the facility has been operating continuously since early August 2014. We cannot guarantee that our efforts to remediate known issues will be sufficient or that we will not encounter additional issues that may result in further delays. We are also unable to foresee the severity of any such issues. If we are unable to continue to increase production levels and sustain such levels of production, our profitability, liquidity, financial condition and operations would be materially adversely affected.

We may not have sufficient funds to correct operational issues experienced by our new zinc facility.

If we are not able to correct the operational issues currently experienced by our new zinc facility, if new unforeseen operational issues appear, or if the costs of correcting such issues is greater than expected, we could require additional financing, which we may not be able to obtain on acceptable terms in a timely manner or at all. If we cannot obtain additional financing to address any operational issues at our new zinc facility, our liquidity, financial condition and operations would be materially adversely affected

The projected benefits from the new zinc facility may fail to materialize.

The benefits that we project to receive from the new zinc facility are based on numerous assumptions, and if these assumptions are incorrect, it could negatively impact such projected benefits. The technology that we are using at this new zinc facility has only been implemented in a limited number of production environments, and our assumptions with regard to this technology may be incorrect. Some aspects of the technology in the new zinc facility have not been tested in exactly the same manner on a production scale or the equipment in the new zinc facility may not be operated in exactly the same manner as the other production environments. For example, since we started production in May 2014, although we have been able to produce SHG zinc, we have had periods following operational disruptions during which we have been limited to producing other grades of zinc that sell for less than SHG zinc. If we are not able to remediate these operational issues, our ability to produce SHG zinc could be impaired, reducing the expected revenues from sales and limiting the markets for sales of our zinc metal. We may also not be able to realize the reduced recycling costs or the logistical benefits that come from directly converting WOX to SHG zinc or other grades of zinc. Further, we may be unable to penetrate the markets for the SHG zinc or other grades of zinc that we plan to produce.

We have estimated that the potential benefits from our new zinc facility could result in annual incremental Adjusted EBITDA of approximately $90 million to $110 million once the new zinc facility is fully operational, independent of the price of zinc. This estimate and other projected benefits noted in this prospectus supplement are based on numerous other assumptions, all of which are subject to change, including the recovery rate and prices of zinc and the other metals we expect to recover, the prices of other metals we expect to sell, energy consumption requirements, energy prices, the number of employees required to operate the new zinc facility and labor and maintenance costs at the new zinc facility, some of which are dependent upon our ability to ramp-up production. The actual incremental Adjusted EBITDA and other benefits that we expect to achieve from our new zinc facility may be significantly less than the estimate described above. If any of our assumptions are incorrect, we may not realize the anticipated benefits from the new zinc facility, which could negatively impact our future business and results of operations.

Equipment or power failures, delays in deliveries or catastrophic loss at any of our facilities could prevent us from meeting customer demand, reduce our sales, increase our costs and/or negatively impact our results of operations.

An interruption in production or service capabilities at any of our production facilities as a result of equipment or power failure or other reasons could limit our ability to deliver products to our customers, reducing our net sales and net income, increasing our costs and potentially damaging relationships with our customers. Any significant delay in deliveries to our customers could lead to increased returns or cancellations, damage to our reputation and/or permanent loss of customers. Any such production stoppage or delay could also require us to make unplanned capital expenditures, which together with reduced sales and increased costs, could adversely affect our results or operations. For instance, since the start-up of our new zinc facility we have encountered operational difficulties that have prevented ramp-up to full production. These operational difficulties have resulted in production interruptions.

Furthermore, because many of our customers are, to varying degrees, dependent on deliveries from our facilities, customers that have to reschedule their own production due to our missed deliveries could pursue financial claims against us. Our facilities are also subject to the risk of catastrophic loss due to unanticipated events such as fires, adverse weather conditions or other refinery incidents. We have experienced, and may experience in the future, periods of reduced production as a result of repairs that are necessary to our operations. If any of these events occur in the future, they could have a material adverse effect on our business, financial condition or results of operations. Our insurance policies may not cover all of our losses and we could incur uninsured losses and liabilities arising from, among other things, loss of life, physical damage, business interruptions and product liability.

The metals industry is highly cyclical. Fluctuations in the availability of zinc and nickel and in levels of customer demand have historically been severe, and future changes and/or fluctuations could cause us to experience lower sales volumes, which would negatively impact our profit margins.

The metals industry is highly cyclical. The length and magnitude of industry cycles have varied over time and by product but generally reflect changes in macroeconomic conditions, levels of industry capacity and availability of usable raw materials. The overall levels of demand for our products containing zinc or nickel reflect fluctuations in levels of end-user demand, which depend in large part on general macroeconomic conditions in North America and regional economic conditions in our markets. For example, many of the principal consumers of zinc metal and zinc-related products operate in industries such as transportation, construction or general manufacturing, that themselves are heavily dependent on general economic conditions, including the availability of affordable energy sources, employment levels, interest rates, consumer confidence and housing demand. These cyclical shifts in our customers’ industries tend to result in significant fluctuations in demand and pricing for our products and services. As a result, in periods of recession or low economic growth, metals companies, including ours, have generally tended to under-perform compared to other industries. We generally have high fixed costs, so changes in industry demand that impact our production volume also can significantly impact our profit margins and our overall financial condition. Economic downturns in the national and international economies and prolonged recessions in our principal industry segments have had a negative impact on our operations and on those of our predecessor both recently and in the past, and a continuation or further deterioration of current economic conditions could have a negative impact on our future financial condition or results of operations.

Changes in the prices of zinc and nickel will have a significant impact on our operating results and financial condition.

We derive most of our revenue from the sale of zinc and a portion of our revenue from nickel-based products. Changes in the market prices of zinc and nickel impact the selling prices of our products, and therefore our profitability is significantly affected by decreased zinc and nickel prices. Market prices of these metals are dependent upon supply and demand and a variety of factors over which we have little or no control, including:

•	U.S. and world economic conditions;
•	the balance between supply and demand;
•	availability and relative pricing of metal substitutes;
•	labor costs;
•	energy prices;
•	environmental laws and regulations;
•	weather;
•	import and export restrictions; and
•	the effect of financial commodity speculations

Declines in the price of zinc have had a negative impact on our operations in the past, and future declines could have a negative impact on our future financial condition or results of operations. In 2002, record low zinc prices, together with high operational and legacy environmental costs and inefficiencies, caused our predecessor, Horsehead Industries, Inc., to file for Chapter 11 bankruptcy protection. Market conditions beyond our control determine the prices for our products, and the price for any one or more of our products may fall below our production costs, requiring us to either incur short-term losses and/or idle or permanently shut down production capacity. Market prices for zinc and nickel may decrease, and therefore our operating results may be significantly harmed.

Some of our products and services are vulnerable to long-term declines in demand due to competing technologies, materials or imports, which would significantly reduce our sales.

Our zinc and nickel-based products compete with other materials in many of their applications. For example, PW zinc is used by steel fabricators in the hot dip galvanizing process, in which steel is coated with zinc in order to protect it from corrosion. Steel fabricators can also use paint, which we do not sell, for corrosion protection. Demand for our zinc as a galvanizing material may shift depending on how customers view the respective merits of hot dip galvanizing and paint. In addition, SHG zinc and CGG zinc are used by continuous galvanizers to produce galvanized flat-rolled sheet steel for the automotive market. There have been recent plans by some automotive companies to begin to use lighter weight aluminum sheet to replace galvanized steel. Any such shifts in industry uses could affect our sales.

Our nickel-based products are used in the stainless steel industry. Demand for our products and services may decline if demand for stainless steel lessens. Nickel-bearing stainless steel faces competition from stainless steels containing a lower level of nickel or no nickel. Domestic production of stainless steel may be negatively impacted by imports.

In addition, in periods of high zinc and nickel prices, consumers of these metals may have additional incentives to invest in the development of technologically viable substitutes for zinc and nickel-based products. Similarly, customers may develop ways to manufacture their products by using less zinc and nickel-based material than they do currently. If one or more of our customers successfully identify alternative products that can be substituted for our zinc or nickel-based products, or find ways to reduce their zinc or nickel consumption, our sales to those and other customers would likely decline.

Demand for our EAF dust or nickel-bearing waste recycling operations may decline to the extent that steel mini-mill producers identify less expensive or more convenient alternatives for the disposal of their EAF dust or nickel-bearing waste or if the EPA were to no longer classify EAF dust as a listed hazardous waste. We may in the future face increased competition from other EAF dust or nickel-bearing waste recyclers, including new entrants into those recycling markets, or from landfills implementing more effective disposal techniques. Furthermore, our current recycling customers may seek to capitalize on the value of the EAF dust or nickel-bearing waste produced by their operations, or may seek to recycle their material themselves, or reduce the price they pay to us for the material they deliver to us. Any of these developments would have an adverse effect on our financial results.

We may be unable to compete effectively against manufacturers of zinc and nickel products in one or more of our markets, which would limit our market share or reduce our sales and our operating profit margins.

We face intense competition from regional, national and global companies in each of the markets we serve, where we face also the potential for future entrants and competitors. We compete on the basis of product quality, on-time delivery performance and price, with price representing a more important factor for our larger customers and for sales of standard zinc products than for smaller customers and customers to whom we sell value-added zinc-based products. Our competitors include other independent zinc producers as well as vertically integrated zinc companies that mine and produce zinc. Some of our competitors have substantially greater financial and other resources than we do and several of our competitors have greater market share than we do. Our competitors may also foresee the course of market development more accurately than we do, sell products at a lower price than we can and/or adapt more quickly to new technologies or industry and customer requirements. We operate in a global marketplace, and zinc metal imports have historically represented approximately 75% of U.S. zinc metal consumption.

In the future, foreign zinc metal producers may develop new ways of packaging and transporting zinc metal that could mitigate the freight cost and other shipping limitations that we believe currently limit their ability to more fully penetrate the U.S. zinc market. If our customers in any of the end-user markets we serve were to shift their production outside the United States and Canada, then those customers would likely source zinc overseas, and, as a result, our net sales and results of operations would be adversely affected. If we cannot compete other than by reducing prices, we may lose market share and suffer reduced profit margins. If our competitors lower their prices, it could inhibit our ability to compete for customers with higher value-added sales and could lead to a reduction in our sales volumes and profit. If our product mix changed as a result of competitive pricing, it could have an adverse impact on our gross margins and profitability.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay the notes or other debt we may occur.

Our ability to make scheduled payments of the principal or pay interest on or to refinance our 3.80% Convertible Notes (the “Convertible Notes”), our 10.50% Senior Secured Notes (the “Senior Secured Notes”), our 9.00% Senior Unsecured Notes (the “Senior Unsecured Notes”), our credit facilities or other indebtedness we may incur, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control including a delay to ramp-up production at our new zinc facility because of our inability to correct current operational issues or future unforeseen operational issues. Our business may not continue to generate cash flow from operations sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on the Convertible Notes, the Senior Secured Notes, the Senior Unsecured Notes, our credit facilities or other debt obligations we may incur.

Work stoppages and other labor matters could interrupt our production or increase our costs, either of which would negatively impact our operating results.

As of September 30, 2014, we had 724 employees, 282, or approximately 39%, of whom were covered by six union contracts. Five of our collective bargaining agreements expire between 2015 and 2016 and one expires in 2017. We may be unable to resolve any present or future contract negotiations without work stoppages or significant increases in costs, which could have a material adverse effect on our financial condition, cash flows and operating results. We may be unable to maintain satisfactory relationships with our employees and their unions, and we may encounter strikes, further unionization efforts or other types of conflicts with labor unions or our employees, which may interfere with our production or increase our costs, either of which would negatively impact our operating results.

Fluctuations in the cost or availability of electricity, coke, and/or natural gas would lead to higher manufacturing costs, thereby reducing our profit margins and limiting our cash flows from operations.

Energy is one of our most significant costs, comprising approximately $84 million and $43 million of our production costs in 2013 and for the nine months ended September 30, 2014, respectively. Our processes rely on electricity, coke and natural gas in order to operate, and our freight operations depend heavily on the availability of diesel fuel. Energy prices, particularly for electricity, natural gas, coke and diesel fuel, have been volatile and have exceeded historical averages in recent years. These fluctuations impact our manufacturing costs and contribute to earnings volatility. We estimate that a hypothetical 10% increase in electricity, natural gas and coke costs would have reduced our income from operations by approximately $8.4 million for 2013 and by approximately $4 million for the nine months ended September 30, 2014. In addition, at most of our facilities we do not maintain sources of secondary power, and therefore any prolonged interruptions in the supply of energy to our facilities could result in lengthy production shutdowns, increased costs associated with restarting production and waste of production in progress. We have experienced rolling power outages in the past, and any future outages would reduce our production capacity, reducing our net sales and potentially impacting our ability to deliver products to our customers.

If we were to lose order volumes from any of our major customers, our sales could decline significantly and our cash flows may be reduced.

In 2013 and for the nine months ended September 30, 2014, our ten largest customers were responsible for 34% and 44% of our consolidated sales, respectively. In 2013 and for the nine months ended September 30, 2014, three of INMETCO’s customers provided 73% and 77% of its sales, respectively. A loss of order volumes from, or a loss of industry share by, any major customer could negatively affect our financial condition and results of operations by lowering sales volumes, increasing costs and lowering profitability. In addition, some of our customers could become involved in bankruptcy or insolvency proceedings and could default on their obligations to us. We may be required to record significant additional reserves for accounts receivable from customers which may have a material impact on our financial condition, results of operations and cash flows.

In addition, approximately 46% by volume of our zinc product shipments in 2013 were to customers who did not have long-term contractual arrangements, and we currently do not have long-term contractual arrangements with our zinc customers because of the current ramp-up process at our new zinc facility. Therefore, zinc customers currently purchase products and services from us on a spot basis and may choose not to continue to purchase our products and services. The loss of these customers or a significant reduction in their purchase orders could have a negative impact on our sales volume and business.

Our operations are subject to numerous federal and state statutes that regulate the protection of the health and safety of our employees, and changes in health and safety regulation could result in significant costs, which would reduce our profit margins and adversely affect our cash flow from operations.

We are subject to the requirements of the U.S. Occupational Safety and Health Administration (“OSHA”), and comparable state statutes that regulate the protection of the health and safety of workers. In addition, the OSHA hazard communication standard requires that information be maintained about hazardous materials used or produced in operations and that this information be provided to employees, state and local government authorities and customers. We are also subject to federal and state laws regarding operational safety. Costs and liabilities related to worker safety may be incurred and any violation of health and safety laws or regulations could impose substantial costs on us. Possible future developments, including stricter safety laws for workers or others, regulations and enforcement policies and claims for personal injury or property damages resulting from our operations could result in substantial costs and liabilities that could reduce the amount of cash that we would otherwise have to distribute or use to service our indebtedness or further enhance our business.

If we fail to implement our business strategy, our financial condition and results of operations could be materially and adversely affected.

Our ability to achieve our business and financial objectives is subject to a variety of factors, many of which are beyond our control. For example, factors such as increased competition, legal and regulatory developments, general economic conditions or increased operating costs could prevent us from increasing our capacity, implementing further productivity improvements, investing in technology upgrades or continuing to enhance our business and product mix.

An important part of our strategy is to grow our business by expanding our capacity to process EAF dust. One new kiln to process EAF dust was placed into service in 2008 at our Rockwood, Tennessee facility and two new kilns were placed into service in 2010 at our new recycling facility in Barnwell, South Carolina. In addition, we began production at our new zinc facility in May 2014 and may initiate other construction projects in the future. Our costs in connection with construction projects may also increase to levels that would make our facilities unprofitable to operate. Our planned projects may also suffer significant delays or cost overruns as a result of a variety of factors, such as operational issues, shortages of workers or materials, transportation constraints, adverse weather, unforeseen difficulties or labor issues, any of which could prevent us from completing our expansion plans as currently expected. Our project plans may also result in other unanticipated adverse consequences, such as the diversion of management’s attention from our existing operations. Even if we are able to implement our strategy, projected volumes with respect to our products may not materialize to the extent we expect, or at all, resulting in under-utilized capacity. In addition, as part of our business strategy, we seek to identify and enter new markets and to increase our production capacity, product offerings, customer base, operating flexibility and product margins through strategic acquisitions and internal expansion initiatives. We have identified and are currently considering certain potential acquisition and expansion opportunities and have estimated potential investment amounts involved in such opportunities. However, there is no guarantee that we will pursue these opportunities, that the actual investment amounts will equal our estimates or that we will obtain any benefits from these investments, if pursued.

Any failure to successfully implement our business strategy, including for any of the above reasons, could materially and adversely affect our financial condition and results of operations. We may, in addition, decide to alter or discontinue certain aspects of our business strategy at any time.

Current or future credit and financial market conditions could materially and adversely affect our business and results of operations in several ways.

Financial markets in the United States, Europe and Asia have experienced disruption, including, among other things, volatility in securities prices, diminished liquidity and credit availability, rating downgrades of certain investments and declining valuations of others. Despite improvements in credit and financial markets, there can be no assurance that there will not be further deterioration in these markets and confidence in economic conditions. These economic developments affect businesses such as ours in a number of ways. Tightening of credit in financial markets may delay or prevent our customers from securing funding adequate to honor their existing contracts with us or to enter into new contracts to purchase our products and could result in a decrease in or cancellation of orders for our products. Our customers may also seek to delay deliveries of our products under existing contracts, which may postpone our ability to recognize revenue on contracts in our order backlog.

Our business is also adversely affected by decreases in the general level of economic activity, including the levels of purchasing and investment in general. Strengthening of the rate of exchange for the U.S. dollar against certain major currencies may adversely affect our results or may adversely affect our domestic customers’ ability to export their product. We may also face increased risk that the counterparty or clearing agent to a hedging transaction that we enter or have entered into may default on its obligation to pay or deliver under the forward contract. We are unable to predict the likely duration and severity of disruptions in financial markets and sluggish economic conditions in the United States and other countries, and any resulting effects or changes, including those described above, may have a material and adverse effect on our business, results of operations and financial condition.

Our business could be harmed if we do not successfully manage the integration of businesses that we acquire in the future or we may not realize all or any of the anticipated benefits from acquisitions we make in the future.

As part of our business strategy, we have and may continue to acquire other businesses that complement our core capabilities, including the acquisition of Zochem in 2011 and HZP in 2012. The benefits of an acquisition, including our recent acquisitions, may often take considerable time to develop and may not be realized. Business acquisitions entail a number of inherent risks such as:

•	the potential loss of key customers and employees of the acquired business;
•	the inability to achieve the operating and financial synergies anticipated from an acquisition;
•	disruptions that can arise from the integration of the acquired business; and
•	potential unknown liabilities or other difficulties associated with the acquired businesses.

As a result of the aforementioned and other risks, we may not realize the anticipated benefits from acquisitions, which could adversely affect our business.

Litigation related to worker safety or employment laws may result in significant liabilities and limit our profitability.

We may be involved in claims and litigation filed on behalf of persons alleging injuries suffered predominantly because of occupational exposure to substances at our facilities, or allegations of violations of laws prohibiting discrimination, or harassment or providing other rights relating to the employment relationship. It is not possible to predict the ultimate outcome of these claims and lawsuits due to the unpredictable nature of personal injury or employment law litigation. If these claims and lawsuits, individually or in the aggregate, were finally resolved against us, our results of operations and cash flows could be adversely affected.

We are subject to stringent environmental regulation, which may cause us to incur significant costs and liabilities that could materially harm our operating results.

Our business is subject to a variety of environmental laws and regulations and our operations expose us to various potential environmental liabilities. For example, we recycle EAF dust, which is listed and regulated as a hazardous waste under the EPA’s solid waste Resource Conservation and Recovery Act (“RCRA”). Failure to properly process and manage EAF dust could result in significant liability for us, including, among other things, costs for health-related claims or for remediation of hazardous substances in the environment. In addition, as part of the purchase of assets out of bankruptcy, we inherited responsibility for several environmental issues from our predecessor at our Palmerton, Pennsylvania and Bartlesville, Oklahoma facilities. The issues related to our Palmerton, Pennsylvania facility are cited in a 1995 EPA and Pennsylvania Department of Environmental Protection (“PADEP”) consent decree, and the matters relating to our Bartlesville, Oklahoma facility are covered in a RCRA post-closure care permit issued by the Oklahoma Department of Environmental Quality. A reserve in the amount of $2.2 million was originally established as of December 31, 2010, to cover the cost of construction of a storage building for calcine kiln feed materials at our Palmerton, Pennsylvania facility ($1.5 million) and for ongoing post-closure groundwater monitoring and maintenance activities at our Bartlesville, Oklahoma facility ($0.7 million). The reserve ($1.5 million) for the Palmerton, Pennsylvania facility was removed during 2011 since the PADEP concurred with our assessment that construction of the storage building for calcine feed was not necessary. Consequently, no further reserves have been recorded.

Our Barnwell, South Carolina facility and our Rockwood, Tennessee facility have been the subject of EPA and state agency investigations alleging violations under RCRA. In connection with these investigations, we are currently working on a settlement with the U.S. Department of Justice, EPA Region 4, and the state agencies. Although the various agencies have acknowledged our efforts to cooperate with these investigations and the improvements and investments made at the facilities to address identified issues, if a settlement is not reached, the government may seek penalties and/or issue permanent injunctions against us. We cannot guarantee that we will be able to reach a satisfactory settlement on these matters, nor can we anticipate the amount of penalties, if any, that may be involved, or other actions that we may be required to complete.

We may also incur costs related to past and future compliance with or violations of applicable environmental laws and regulations, including, but not limited to, air emission regulations under possible future “Maximum Achievable Control Technology” (“MACT”) rules relating to the Company’s operations such as regulations relating to non-ferrous secondary metals production. Our total cost of environmental compliance at any time depends on a variety of regulatory, legal, technical and factual issues, some of which cannot be anticipated. For example, in June 2014, we received a notice and findings of violation from Illinois EPA and EPA Region 5 alleging violations of certain provisions of our Calumet, Illinois facility’s Title V Operating Permit and state and federal air regulations. Although we do not believe that these allegations represent a material risk for us, we believe that the entry into a consent order is likely to occur in this case. We cannot speculate as to the content of the consent order or in any other way guarantee the outcome of these investigations and the impact they could have on our environmental compliance costs. Additional environmental issues could arise, or laws and regulations could be passed and promulgated, resulting in additional costs, which our reserves may not cover and which could materially harm our operating results.

Potential federal climate change legislation or greenhouse gas regulation could result in increased operating costs and reduced demand for our products.

Over the past several years, Congress has considered legislation that would cap and reduce emissions of GHGs for most industrial sectors, although to date no major climate change bill has been enacted. In June 2009, the U.S. House of Representatives passed the American Clean Energy Security Act of 2009, which was introduced by Rep. Henry Waxman (D-CA) and Rep. Edward Markey (D-MA) and commonly known as “Waxman-Markey.” This bill would have established an economy-wide cap-and-trade system for emissions of GHGs, seeking to reduce them 17% below 2005 levels by 2020 and 83% below 2005 levels by 2050. Under Waxman-Markey, sources that emit GHGs would have been required to hold an emission allowance or an offset credit for each carbon dioxide-equivalent ton of a GHG emitted or produced on site. Broadly, Waxman-Markey and similar regulatory programs would likely have resulted in increased costs associated with the production and combustion of carbon-intensive fuels such as coal, oil, refined petroleum products, and gas. This bill was originally passed in the U.S. House, but was defeated in the Senate in 2009. It is possible that similar legislation could be proposed again in the near future.

In addition, the EPA has begun regulating GHG emissions under the Clean Air Act (the “CAA”) in response to the Supreme Court’s 2007 decision in Massachusetts v. EPA. In December 2009, the EPA published its findings that atmospheric concentrations of GHGs endanger public health and welfare pursuant to the CAA and that GHG emissions from new motor vehicles and new motor vehicle engines are contributing to air pollution endangering public health and welfare pursuant to the CAA (the “endangerment finding”). Although these findings do not by themselves impose any requirements with respect to sources emitting GHGs and contain no specific emission reduction targets, they have resulted in subsequent efforts by the EPA to regulate GHGs under the CAA.

Following the endangerment finding, the EPA conducted several rulemakings that, if ultimately implemented, would have resulted in regulation of GHGs from certain stationary sources under the CAA. Separately, the EPA has promulgated a series of rulemakings requiring the reporting of GHG emissions. The adoption and implementation of any regulations imposing reporting obligations on, or limiting emissions of GHGs from, our equipment and operations could require us to incur significant costs to reduce emissions of GHGs associated with our operations.

On October 30, 2009, the EPA promulgated the Final Rule for the Mandatory Reporting of GHG. This rule became effective on December 29, 2009. As part of this rulemaking the EPA identified zinc production as a Source Category consisting of zinc smelters and secondary zinc recycling facilities in Subpart GG of 40 CFR Part 98. This requires the reporting of carbon dioxide (“CO2”), methane (“CH4”), and nitrous oxide (“N2O”) from each Waelz kiln and electrothermic furnace used for zinc production. Additionally CO2, CH4 and N2O from each stationary combustion unit other than the Waelz kilns must also be reported. Starting in 2010, GHG emissions for sources emitting greater than 25,000 metric tons of CO2 equivalents (CO2(e)) were to be reported into a national database set up by the EPA. Some states, such as Pennsylvania, are asking that this also be reported as part of an annual inventory submittal.

In addition to the reporting rule on May 13, 2010, the EPA issued a GHG Tailoring Rule that sets thresholds for GHG emissions that define when permits under the New Source Review Prevention of Significant Deterioration (PSD) and Title V Operating Permit programs are required for new and existing sources. Following judicial challenges to the Tailoring Rule, the United States Supreme Court determined in June 2014, in Utility Air Regulatory Group v. EPA, that the CAA does not authorize application of PSD to proposed new stationary sources or major modifications of existing sources if the only pollutants for which the project would be determined to be significant are GHGs. Similarly, the obligation to obtain a Title V Operating Permit would not be triggered for such sources. However, the Court also found that if a source is otherwise required to have a PSD permit based on emissions of conventional, non-GHG pollutants, the permit may contain GHG limits based on the application of Best Available Control Technology standards (BACT), and likewise, Title V Operating Permits may incorporate and assure compliance with GHG BACT limits that remain applicable requirements under a PSD permit issued to such sources. Furthermore, the Court’s ruling does not preclude imposition of GHG permitting requirements at the state level. Although EPA has issued guidance to assist permitting authorities in addressing the implications of the Court’s decision in the short term, additional regulatory revisions are anticipated at both the federal and state levels to fully implement the Court’s decision relative to affected permitting programs.

EPA rules regulating GHG emissions have resulted and will continue to result in electric utilities increasing their rates to pay for compliance measures, and our electric power costs could significantly increase as a result.

We believe we are in substantial compliance with existing environmental laws and regulations applicable to our current operations. However, accidental spills or releases or other events may occur in the course of our operations, and we cannot give any assurance that we will not incur substantial costs and liabilities as a result of such spills or releases or other events, including those relating to claims for damage to property, persons, natural resources or the environment. Moreover, we cannot give any assurance that the passage of more stringent laws or regulations in the future will not have a negative effect on our business, financial condition and results of operations.

Our hedging strategies may fail to protect us from changes in the prices for natural gas, zinc and nickel, which could reduce our gross margin and cash flow.

We pursue various hedging strategies, including entering into forward purchase contracts and call and put options, in order to reduce our exposure to losses from adverse changes in the prices for natural gas, zinc and nickel. Our hedging activities may fail to protect or could harm our operating results because, among other things:

•	hedging can be expensive, particularly during periods of volatile prices;
•	available hedges may not correspond directly with the risks that we are seeking to protect ourselves against;
•	the duration of the hedge may not match the duration of the risk that we are seeking to protect ourselves against;
•	the counterparty or clearing agent to a hedging transaction may default on its obligation to pay or deliver under the forward contract; and
•	we may need to post collateral with counterparties for certain hedging transactions.

We depend on the service of key individuals, the loss of whom could materially harm our business.

Our success will depend, in part, on the efforts of our executive officers and other key employees, none of whom are covered by key person insurance policies. These individuals possess sales, marketing, engineering, manufacturing, financial and administrative skills that are critical to the operation of our business. If we lose or suffer an extended interruption in the services of one or more of our executive officers or other key employees, our business, results of operations and financial condition may be negatively impacted. Moreover, the market for qualified individuals may be highly competitive and we may not be able to attract and retain qualified personnel to succeed members of our management team or other key employees, should the need arise.

We may not be able to protect our intellectual property, particularly our proprietary technology related to the recycling of EAF dust and the processing of nickel-bearing materials. Our market share and results of operations could be harmed.

We rely upon proprietary know-how and continuing technological and operating innovation and other trade secrets to develop and maintain our competitive position. Our competitors could gain knowledge of our know-how or trade secrets, either directly or through one or more of our employees or other third parties. If one or more of our competitors can use or independently develop such know-how or trade secrets, our market share, sales volumes and profit margins could be adversely affected.

We depend on third parties for transportation services, and their failure to deliver raw material to us or finished products to our customers could increase our costs and harm our reputation and operating results.

We rely primarily on third parties for transportation of the products we manufacture, as well as the delivery of EAF dust to our recycling plants and other raw materials, including recycled zinc, to our production facilities. In particular, a substantial portion of the raw materials we use is transported by railroad, which is highly regulated. If any of our third-party transportation providers were to fail to deliver our products in a timely manner, we may be unable to sell those products at full value or at all. Similarly, if any of these providers were to fail to deliver raw materials to us in a timely manner, we may be unable to meet customer demand. In addition, if any of these third parties were to cease operations or cease doing business with us, we may be unable to replace them at reasonable cost. Any failure of a third-party transportation provider to deliver raw materials or finished products in a timely manner could disrupt our operations, harm our reputation and have a material adverse effect on our financial condition and operating results.

We depend on our supplier relationships, and adverse changes in these relationships or our ability to enter into new relationships could negatively affect our revenue.

We rely significantly on our suppliers. Adverse changes in any of our relationships with suppliers or the inability to enter into new relationships with suppliers could negatively impact our operation and performance. Our current arrangements with suppliers may not remain in effect on current or similar terms and the impact of changes to those arrangements may adversely impact our revenue.

Our substantial indebtedness could adversely affect our financial flexibility and prevent us from fulfilling our obligations under the agreements governing our indebtedness.

As a result of the issuance of our Convertible Notes, our Senior Secured Notes, our Senior Unsecured Notes, borrowings on our credit agreement and borrowings under our revolving credit facility, our credit facility for Zochem and our credit facility for INMETCO, we currently have a significant amount of indebtedness. At September 30, 2014, we had $411.3 million of total indebtedness outstanding (excluding $10.1 million of letters of credit outstanding under our revolving credit facility and Zochem facility) and $11.2 million of surety bonds outstanding. We have approximately an aggregate $2.4 million of available letter of credit or borrowing capacity under our three credit facilities and our credit agreement. Our substantial level of indebtedness increases the risk that we may be unable to generate cash sufficient to pay amounts due in respect of our indebtedness. Our substantial indebtedness could have other important consequences and significant effects on our business.

For example, it could:

•	limit our ability to borrow additional amounts to fund working capital, capital expenditures, debt service requirements, execution of our business strategy, or acquisitions;
•	require us to dedicate a substantial portion of our cash flow from operations to pay principal and interest on our debt, which would reduce the funds available to us for other purposes;
•

make us more vulnerable to adverse changes in general economic, industry and competitive conditions, in government regulations and in our business by limiting our flexibility in planning for, and making it more difficult for us to react quickly to, changing conditions; and

•	make it more difficult to satisfy our financial obligations, including payments on our outstanding series of notes and our credit facilities.

Our ability to make payments on and refinance our debt depends on our ability to generate cash flow. To some extent, this is subject to prevailing economic and competitive conditions and to certain financial, business and other factors, many of which are beyond our control. Our business may not generate cash flow from operations at levels sufficient to permit us to pay principal, premium, if any, and interest on our indebtedness, and our cash needs may increase. If we are unable to generate sufficient cash flow from operations to service our debt and meet our other cash needs, we may be forced to reduce or delay capital expenditures, sell or curtail assets or operations, seek additional capital, or seek to restructure or refinance our indebtedness. If we must sell or curtail our assets or operations, it may negatively affect our ability to generate revenue.

Restrictive covenants in the indentures governing the Convertible Notes, Senior Secured Note and the Senior Unsecured Notes, and in the credit agreements governing our four credit facilities limit our current and future operations, particularly our ability to respond to changes in our business or to pursue our business strategies.

These indentures and credit agreements contain, and the agreements evidencing or governing other future indebtedness may contain, restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. These indentures and credit agreements limit our ability to:

•	incur additional indebtedness and guarantee indebtedness;
•	declare or pay dividends, redeem capital stock or make other distributions to stockholders;

•	make investments and acquire assets;
•	enter into agreements that restrict distributions from restricted subsidiaries;
•	sell or transfer certain assets;
•	enter into transactions with affiliates;
•	create liens or use assets as security in other transactions;
•	enter into sale and leaseback transactions;
•	merge or consolidate, or sell, transfer, lease or dispose of substantially all of our assets; and
•	make certain payments on indebtedness.

Our ability to comply with these covenants will likely be affected by many factors, including events beyond our control, and we may not satisfy those requirements. A breach of the covenants or restrictions under these indentures and credit agreements could result in a default under the applicable indebtedness. Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In the event the lenders under our credit facilities and holders of our notes accelerate the repayment of our borrowings, we cannot assure you that we and our subsidiaries would have sufficient assets to repay such indebtedness.

The restrictions contained in these indentures and agreements governing our other indebtedness could adversely affect our ability to:

•	finance our operations;
•	make needed capital expenditures
•	make strategic acquisitions or investments or enter into alliances;
•	withstand a future downturn in our business or the economy in general; and
•	engage in business activities, including future opportunities, that may be in our interest; and plan for or react to market conditions or otherwise execute our business strategies.

Risks Related to Our Common Stock and this Offering

The market price for shares of our common stock has fluctuated significantly, which may make it difficult or impossible for you to resell the common stock you purchase in this offering at prices you find attractive.

The market for equity securities has been subject to significant disruptions that have caused substantial volatility in the prices of these and other securities, which may or may not have corresponded to the business or financial performance of the particular company. The market price for shares of our common stock may continue to be affected by general market conditions unrelated to our operating performance.

Some specific factors that may have a significant effect on the future market price of our shares of common stock include:

•

our ability to successfully ramp-up production at the new zinc facility on the timetable currently contemplated and, once fully operational, our ability to realize the benefits we expect to achieve from that facility;

•	actual or expected fluctuations in our operating results;
•	actual or expected changes in our growth rates or our competitors’ growth rates;
•	changes in general economic conditions or conditions in our industry generally;
•	changes in market prices for our products or for our raw materials, including changes in the price of zinc;
•	changes in revenue or earnings estimates, publication of research reports and recommendations by financial analysts;
•	changes in stock market analyst research and recommendations regarding the shares of our common stock, other comparable companies or our industry generally;
•	speculation in the press or investment community generally or relating to our reputation or our industry;

•	changes in conditions in the financial markets;
•	our ability to raise additional capital;
•	future sales of our equity or equity-related securities;
•	our compliance with environmental laws and regulations and our exposure to liabilities and potential investigations and enforcement actions with respect to such laws and regulations;
•	changes in applicable laws or regulations;
•	adverse market reaction to any increased indebtedness we incur in the future;
•	additions or departures of key management personnel;
•	strategic actions by us or our competitors, such as acquisitions or restructurings; and
•	actions by our stockholders.

As a result of these and other factors, you may be unable to resell your shares of our common stock at or above the price you pay for them in this offering.

Future sales of our common stock in the public market or the issuance of securities senior to our common stock could adversely affect the trading price of our common stock and our ability to raise capital through the issuance of additional equity securities.

In the future, we may sell additional shares of our equity securities stock to raise capital. Our Second Amended and Restated Certificate of Incorporation currently authorizes us to issue up to 100,000,000 shares of common stock, and after giving effect to this offering, assuming full exercise of the underwriters’ option to purchase additional shares, there will be approximately 56,598,911 shares of our common stock outstanding, and as of January 16, 2015, there were outstanding options to purchase approximately 582,500 shares of our common stock at a weighted average exercise price of $13.00 per share, 1,067,018 restricted stock units outstanding entitling holders to an equivalent number of shares of common stock and 1,857,508 shares of common stock reserved for issuance under our equity incentive plans. Therefore, we are able to issue a substantial additional amount of shares of common stock and except as described herein under “Underwriting,” we are not restricted from issuing such additional shares. In many situations, our board of directors has the authority, without any vote of our shareholders, to issue shares of our authorized but unissued stock, including shares authorized and unissued under our equity incentive plans. Sales by us of our common stock in the public markets following this offering, or the perception that these sales might occur, could cause the market price of our common stock to decline or could impair our ability to raise capital through a future sale of, or pay for acquisitions using, equity securities.

Our board of directors is authorized to issue one or more classes or series of preferred stock from time to time without any action on the part of the shareholders. Our board of directors also has the power, without shareholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our common stock with respect to dividends or upon our dissolution, winding up and liquidation and other terms. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

We do not have any current plan to pay, and are restricted in our ability to pay, any dividends on our common stock, and as a result, your only opportunity to achieve a return on your investment in our common stock is if the price of our common stock increases.

We anticipate that we will retain all future earnings and other cash resources for the future operation and development of our business. Accordingly, we do not intend to declare or pay regular cash dividends on our common stock in the near future. Payment of any future dividends will be at the discretion of our board of directors after taking into account many factors, including our operating results, financial conditions, current and anticipated cash needs and plans for expansion. The declaration and payment of any dividends on our common stock is also restricted by the terms of our revolving credit facility and the indenture governing our Senior Secured Notes and our Senior Unsecured Notes. As a result, your only opportunity to achieve a return on your investment in us will be if the price of our common stock increases and if you are able to sell your shares at a profit. You may not be able to sell shares of our common stock at a price that exceeds the price that you pay for them in this offering.

Our management has broad discretion over the use of proceeds from this offering.

Our management has significant flexibility in applying the proceeds that we receive from this offering. Although we have indicated our intent to use the proceeds from this offering for general corporate purposes, which may include capital expenditures, acquisitions and working capital, our board of directors retains significant discretion with respect to the use of proceeds. The proceeds of this offering may be used in a manner which does not generate a favorable return for us. We may use the proceeds to fund future acquisitions of other businesses. In addition, if we use the funds to acquire other businesses, there can be no assurance that any business we acquire would be successfully integrated into our operations or otherwise perform as expected.

Provisions of our Second Amended and Restated Certificate of Incorporation and Amended and Restated By-laws could delay or prevent a takeover of us by a third party and may prevent attempts by stockholders to replace or remove our current management.

Provisions in our Second Amended and Restated Certificate of Incorporation and Amended and Restated By-laws and of Delaware corporate law may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt that is opposed by our management and board of directors. These anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change of control or change our management and board of directors. Our Second Amended and Restated Certificate of Incorporation and Amended and Restated By-laws:

•	authorize the issuance of blank check preferred stock that could be issued by our board of directors to thwart a takeover attempt;
•	prohibit cumulative voting in the election of directors, which would otherwise allow holders of less than a majority of stock to elect some directors;
•	require super-majority voting by our stockholders to effect amendments to provisions of our Second Amended and Restated Certificate of Incorporation concerning the number of directors;
•	require super-majority voting by our stockholders to effect any stockholder-initiated amendment to any provision of our Amended and Restated By-laws;
•	limit who may call special meetings of our stockholders;
•	prohibit stockholder action by written consent, thereby requiring all actions to be taken at a meeting of the stockholders;
•

establish advance notice requirements for stockholder nominations of candidates for election to the board of directors or for stockholder proposals that can be acted upon at annual meetings of stockholders; and

•	require that vacancies on the board of directors, including newly-created directorships, be filled only by a majority vote of directors then in office.

In addition, Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder. These provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock and limit the return, if any, you are able to achieve on your investment in us.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of 5,000,000 shares of common stock in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $             million (or approximately $             million if the underwriters’ option to purchase additional shares is exercised in full).

We will use the net proceeds from the sale of the common stock for general corporate purposes, which may include capital expenditures, acquisitions, working capital and liquidity for operational contingencies. At this time, we have not specifically identified a significant single use for which we intend to use the net proceeds, and, accordingly, we are not able to allocate the net proceeds among any potential uses in light of the variety of factors that will impact how such net proceeds will ultimately be utilized by us. As a result, our management will retain broad discretion over the use of the net proceeds from this offering.

Pending use of the proceeds from this offering, we intend to invest the proceeds in short-term, investment-grade and interest-bearing instruments or money market funds.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock is traded publicly on the NASDAQ Global Select Market under the symbol “ZINC.” The highest and lowest sale prices of our common stock for each quarter were:

	High	Low
Quarter
2015
First Quarter (as of January 16, 2015)	$16.05	$14.29
2014
Fourth Quarter	$16.77	$13.88
Third Quarter	21.02	16.42
Second Quarter	18.37	14.96
First Quarter	18.83	14.31
2013
Fourth Quarter	$16.80	$12.07
Third Quarter	14.09	10.85
Second Quarter	12.90	9.38
First Quarter	11.45	9.69
2012
Fourth Quarter	$10.25	$8.20
Third Quarter	10.53	8.43
Second Quarter	11.76	8.57
First Quarter	12.65	9.37

On January 16, 2015, the last reported sales price of our common stock on the NASDAQ Global Select Market was $15.05 per share.

Holders of Record

As of January 16, 2015, there were five holders of record of our common stock.

Dividends

We currently do not plan to pay dividends on our common stock. We are currently restricted in our ability to pay dividends under various covenants of our debt agreements, including our revolving credit facility and the indentures governing our outstanding series of notes.

Any future determination to pay dividends will depend upon, among other factors, our operating results, financial conditions, current and anticipated cash needs and plans for expansion, debt covenants, any contractual restrictions and any other considerations our board of directors deems relevant.

CAPITALIZATION

The following table sets forth, as of September 30, 2014, our cash and cash equivalents and capitalization on an actual basis and on an as adjusted basis to give effect to this offering. This table should be read in conjunction with our consolidated financial statements and the related notes thereto incorporated by reference in this prospectus supplement. For additional information regarding our outstanding debt, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our quarterly report on Form 10-Q for the period ended September 30, 2014, which is incorporated by reference herein.

	As of September 30, 2014
	Actual	Adjusted (5)
	(In thousands, except share data)
Cash and cash equivalents	$72,167	$

Long-term debt (including current portion):
New Market Tax Credit program	255		255
3.80% Convertible Senior Notes due 2017 (net of discount)	88,511		88,511
10.50% Senior Secured Notes due 2017 (net of discount)	205,194		205,194
9.00% Senior Unsecured Notes due 2017	40,000		40,000
Revolving credit facility (1)	17,600		17,600
Zochem credit facility (2)	19,400		19,400
INMETCO credit facility (3)	20,000		20,000
Credit agreement (4)	20,375		20,375

Total debt	411,335		411,335
Stockholders’ equity:
Common stock $0.01 par value; 100,000,000 shares authorized; 50,718,790 shares issued and outstanding, actual; 55,718,790 shares issued and outstanding, as adjusted	507
Preferred stock, par value $0.01 per share; 10,000,000 shares authorized; no shares issued or outstanding actual and as adjusted	—		—
Additional paid-in capital	313,464
Retained earnings	119,432		119,432
Accumulated other comprehensive income	655		655
Non-controlling interest	3,952		3,952

Total stockholders’ equity	438,010

Total capitalization (6)	$849,345	$

(1)	On September 28, 2011, Horsehead Corporation entered into a revolving credit facility that was amended in 2012, 2013 and 2014. As of September 30, 2014, we had no availability remaining under our revolving credit facility.

(2)	On April 29, 2014, Zochem entered into a new revolving credit facility with PNC Bank, National Association. As of September 30, 2014, we had no availability remaining under the Zochem credit facility.

(3)	On June 24, 2013, INMETCO entered into a senior secured revolving credit facility with Wells Fargo Bank, N.A. that was amended in 2014. As of September 30, 2014, we had no availability remaining under the INMETCO credit facility.

(4)	On August 28, 2012, Horsehead Corporation and Horsehead Holding Corp. entered into a credit agreement with Banco Bilbao Vizcaya Argentaria, S.A. As of September 30, 2014, we had $2.4 million of borrowings available under the credit agreement.

(5)	Gives effect to the issuance and sale of 5,000,000 shares of our common stock in this offering at a price of $ per share, and the receipt of $ million in net proceeds therefrom after deducting underwriting discounts and commissions and our estimated expenses. If the underwriters’ option to purchase up to 750,000 additional shares is exercised in full, cash and cash equivalents will increase to approximately $ million and additional paid-in capital will increase to approximately $ million.

(6)	Total capitalization equals total debt plus stockholders’ equity.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement with Stifel, Nicolaus & Company, Incorporated, as the representative of the underwriters named below, each underwriter named below has severally agreed to purchase from us the respective number of shares of common stock set forth opposite its name in the table below.

Underwriters	Number of Shares of Common Stock
Stifel, Nicolaus & Company, Incorporated
FBR Capital Markets & Co.
Oppenheimer & Co. Inc.
CJS Securities, Inc.
CRT Capital Group LLC

Total	5,000,000

The underwriting agreement provides that underwriters’ obligations are several, which means that each underwriter is required to purchase a specific number of shares of common stock, but, subject to certain limited exceptions, it is not responsible for the commitment of any other underwriter. The underwriting agreement provides that the underwriters’ several obligations to purchase the shares of common stock depend on the satisfaction of the conditions contained in the underwriting agreement, including:

•	the representations and warranties made by us to the underwriters are true; and
•	we deliver customary closing documents and legal opinions to the underwriters.

The underwriters are committed to purchase and pay for all of the shares of common stock being offered by this prospectus, if any such shares of common stock are purchased. However, the underwriters are not obligated to purchase or pay for the shares of common stock covered by the underwriters’ option to purchase additional shares described below, unless and until they exercise this option.

The shares of common stock are being offered by the several underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the underwriters and other conditions. The underwriters reserve the right to withdraw, cancel, or modify this offering and to reject orders in whole or in part.

Electronic Delivery

A prospectus supplement in electronic format may be made available on the web sites maintained by one or more of the underwriters. In connection with this offering, certain of the underwriters or securities dealers may distribute prospectus supplements electronically. Stifel, Nicolaus & Company, Incorporated, as representative for the several underwriters, may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. The representative will allocate shares of common stock to underwriters that may make Internet distributions on the same basis as other allocations. Other than this prospectus supplement in electronic format, the information on any of these web sites and any other information contained on a web site maintained by an underwriter or syndicate member is not part of this prospectus supplement.

NASDAQ Global Select Market Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “ZINC”. We cannot assure you that prices at which our shares trade in the public market after this offering will not be lower than the public offering price.

Underwriters’ Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable no later than 30 days from the date of this prospectus supplement, to purchase up to an aggregate of 750,000 additional shares of our common stock at the public offering price, less the underwriting discount and commission set forth on the cover page of this prospectus supplement.

To the extent that the underwriters exercise their option, the underwriters will become obligated, so long as the conditions of the underwriting agreement are satisfied, to purchase the additional shares of our common stock in proportion to their respective initial purchase amounts. We will be obligated to sell the shares of our common stock to the underwriters to the extent the option is exercised.

Commissions and Expenses

The underwriters propose to offer shares of our common stock directly to the public at $             per share and to certain dealers at such price less a concession not in excess of $             per share. The underwriters may allow, and such dealers may reallow, a concession not in excess of $             per share to other dealers. If all of the shares of our common stock are not sold at the public offering price, the representative of the underwriters may change the public offering price and the other selling terms.

The following table shows the per share and total underwriting discount that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock.

	Per Share	Total Without Option Exercised	Total With Option Exercised
Public offering price	$	$	$
Underwriting discount

We estimate that our share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $450,000.

Lock-Up Agreements

We and each of our executive officers and directors have agreed, subject to limited exceptions, for a period of 60 days from the date of this prospectus supplement (the “Lock-up Period”) not to (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities, whether any such transaction described in (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, (3) publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap or other arrangement described in (1) or (2) above or (4) in our case, file any registration statement with the SEC relating to the offering of any shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock or, in the case of our executive officers and directors, make any demand for or exercise any right with respect to, the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for common stock without, in each case, the prior written consent of Stifel, Nicolaus & Company, Incorporated.

Exceptions to that agreement allow us to, among other things, issue and/or sell our common stock and grant equity awards pursuant to the terms of a plan in effect on the date hereof or issue and/or sell our common stock pursuant to the exercise of such equity awards or the exercise of any other equity awards outstanding on the date of this prospectus supplement.

Exceptions to that agreement allow our officers and directors to transfer common stock as follows:

•	pursuant to the exercise and issuance of options or other convertible securities, provided that any such securities received upon exercise will be subject to the provisions of the agreement;
•	as a bona fide gift or gifts or by will or intestate succession, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth in the agreement;
•

to any trust for the direct or indirect benefit of our officers and directors or their immediate family, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth in the agreement;

•

to an affiliate, as a distribution to stockholders, partners or members of our officers and directors, provided that such transferees agree to be bound in writing by the restrictions set forth in the agreement and that Stifel, Nicolaus & Company, Incorporated has provided prior written consent of any such transfers;

•	any transfer as required under any benefit plans or our Amended and Restated By-laws;
•

by participants in our equity incentive plan, in order to reimburse or pay federal income tax and withholding obligations in connection with the vesting and exercise of options, restricted stock or restricted stock units grants thereunder;

•	as collateral for any bona fide loan, provided that the lender agrees in writing to be bound by the restrictions set forth in the agreement;
•	to a third party who acquires us pursuant to any merger or sale (and may enter into any voting or support agreement in connection therewith);
•	pursuant to a written trading plan designed to comply with Rule 10b5-1 of the Securities Act; or
•	with respect to purchases or sales of securities acquired after the issuance of the common stock offered hereby.

Stifel, Nicolaus & Company, Incorporated, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release the common stock and other securities from lock-up agreements, Stifel, Nicolaus & Company, Incorporated, will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock or other securities for which the release is being requested and market conditions at the time.

Indemnity

We have agreed to indemnify the underwriters and persons who control the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

•	Stabilizing transactions permit bids to purchase shares of our common stock so long as the stabilizing bids do not exceed a specified maximum.
•

Over-allotment transactions involve sales by the underwriters of shares of our common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position that may be either a covered short position or a naked short position. In a covered short position, the number of shares of our common stock over-allotted by the underwriters is not greater than the number of shares of our common stock that they may purchase pursuant to the underwriters’ option to purchase additional shares. In a naked short position, the number of shares of our common stock involved is greater than the number of shares of our common stock that may be purchased pursuant to the underwriters’ option to purchase additional shares. The underwriters may close out any short position by exercising their option to purchase additional shares and/or purchasing shares of our common stock in the open market.

•

Syndicate covering transactions involve purchases of shares of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares of our common stock to close out the short position, the underwriters will consider, among other things, the price of shares of our common stock available for purchase in the open market as compared with the price at which they may purchase shares of our common stock through exercise of their option to purchase additional shares. If the underwriters sell more shares of our common stock than could be covered by exercise of their option to purchase additional shares and, therefore, have a naked short position, that position can be closed out only by buying shares of our common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares of our common stock in the open market that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the shares of our common stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the shares of our common stock or preventing or retarding a decline in the market price of the shares of our common stock. As a result, the price of the shares of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares of our common stock. These transactions may be effected on the NASDAQ Global Select Market in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Other Considerations

It is expected that delivery of the shares of our common stock will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement. Under Rule 15c6-1 promulgated under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.

Certain of the underwriters and their affiliates have in the past provided, currently provide, and may in the future from time to time provide, investment banking, financial advisory and other financing and banking services to us, for which they have in the past received, and may in the future receive, customary fees and reimbursement for their expenses.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

NOTICE TO INVESTORS

Our Second Amended and Restated Certificate of Incorporation prohibits any “public utility” (as defined in the Federal Power Act) or “holding company” (as defined in the Public Utility Holding Company Act of 2005) from acquiring an amount of our common stock worth more than $10 million in the aggregate without the prior written consent of our board of directors. This limitation was included in our Second Amended and Restated Certificate of Incorporation when we were considered a “public utility” subject to the jurisdiction of the FERC to assist us in qualifying for certain exemptions from requirements to seek approval from the FERC in connection with certain sales of our common stock. On October 16, 2013, our status as a FERC-jurisdictional “public utility” was terminated and we are no longer required to impose any limitations in the acquisition of our common stock.

Our board of directors intends to provide written consent for any acquisition of our common stock in this offering by a “public utility” or a “holding company” worth more than $10 million in the aggregate.

CERTAIN U.S. FEDERAL INCOME

AND ESTATE TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following is a general summary of certain U.S. federal income and estate tax consequences of the purchase, ownership and disposition of our common stock acquired in this offering to a non-U.S. holder as of the date hereof. For purposes of this summary, a “non-U.S. holder” means a person (other than a partnership) that is not for U.S. federal income tax purposes any of the following:

•	an individual who is a citizen or resident of the United States;
•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

In the case of a holder that is classified as a partnership for U.S. federal income tax purposes that holds our common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, then you should consult your own tax advisors.

This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended, or the “Code,” the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below. We cannot assure you that a change in law, possibly with retroactive application, will not alter significantly the tax considerations that we describe in this summary.

We have not sought and do not expect to seek any rulings from the Internal Revenue Service regarding the matters discussed below. There can be no assurance that the Internal Revenue Service will not take positions concerning the tax consequences of the purchase, ownership or disposition of our common stock that differ from those discussed below.

This summary does not address all aspects of U.S. federal income and estate taxes that may be relevant to non-U.S. holders in light of their particular circumstances, and does not deal with taxes other than the federal income and estate tax or with foreign, state, local or other tax considerations. Special rules, not discussed here, may apply to certain non-U.S. holders, including if you are: a U.S. expatriate, a financial institution, an insurance company, a tax-exempt organization, a trader, broker or dealer in securities or currencies, traders that elect to mark-to-market their securities, a “controlled foreign corporation,” a “passive foreign investment company,” corporations that accumulate earnings to avoid U.S. federal income tax, an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor in such a pass-through entity), a person who acquired shares of our common stock as compensation or otherwise in connection with the performance of services, or a person who has acquired shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated investment). Such non-U.S. holders should consult their own tax advisors to determine the U.S. federal, state, local and non-U.S. tax consequences that may be relevant to them.

This summary applies only to a non-U.S. holder that holds our common stock as a capital asset (within the meaning of Section 1221 of the Code).

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the purchase, ownership and disposition of our common stock, as well as the consequences to you arising under U.S. tax laws other than the federal income and estate tax law or under the laws of any other taxing jurisdiction or under any applicable income tax treaty.

Distributions

Dividends paid to you generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A distribution will constitute a dividend for U.S. federal income tax purposes to the extent it is paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated first as reducing the basis in your shares of our common stock, but not below zero, and then will be treated as gain from the sale of stock.

If you wish to claim the benefit of an applicable income tax treaty and to avoid backup withholding, as discussed below, for dividends, then you must (a) provide the withholding agent with a properly completed Internal Revenue Service Form W-8BEN or W-8BEN-E (or other applicable form), and certify under penalties of perjury that you are not a U.S. person as defined under the Code and are eligible for income tax treaty benefits or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities (such as partnerships).

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by an income tax treaty, the dividends are attributable to a permanent establishment (or, in the case of an individual, a fixed base) that you maintain in the U.S., we are generally are not required to withhold tax from the dividends, provided that you furnish the withholding agent with a properly completed Internal Revenue Service Form W-8ECI (or other applicable form) upon which you represent, under penalties of perjury, that (a) you are a non-U.S. person, and (b) the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income. Such effectively connected dividends, although not subject to withholding tax, are subject to U.S. federal income tax and are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition, if a non-U.S. holder is a corporate non-U.S. holder, dividends received that are effectively connected with such holder’s conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

If you are eligible for a reduced rate of or an exemption from U.S. withholding tax pursuant to an income tax treaty, then you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

Gain on Disposition of Common Stock

Subject to the discussion below on backup withholding and FATCA withholding, you generally will not be subject to U.S. federal income tax with respect to gain realized on the sale or other taxable disposition of our common stock, unless:

•

the gain is “effectively connected” with your conduct of a trade or business within the United States, and the gain is attributable to a permanent establishment (or, in the case of an individual, a fixed base) that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis;

•	if you are an individual, you are present in the United States for 183 days or more in the taxable year of the sale or other taxable disposition, and certain other conditions are met; or
•	we are or have been during a specified testing period a “United States real property holding corporation” or “USRPHC” for U.S. federal income tax purposes.

A non-U.S. holder described in the first bullet above will be required to pay tax on the net gain derived from the sale or disposition under regular graduated U.S. federal income tax rates, as if such holder were a U.S. person, except as otherwise required by an applicable income tax treaty. In addition, corporate non-U.S. holders described in the first bullet above may be subject to an additional branch profits tax at a 30% rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who is an individual described in the second bullet above will be subject to tax at a gross rate of 30% on the amount by which such holder’s capital gains allocable to U.S. sources, including gain from the sale or other disposition of our common stock, exceed capital losses allocable to U.S. sources (provided the non-U.S. holder timely filed U.S. federal income tax returns with respect to such capital losses), except as otherwise provided in an applicable income tax treaty.

With respect to the third bullet above, we believe that we have not been and are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. If we are or become a USRPHC, so long as our common stock is regularly traded on an established securities market (such as the NASDAQ Global Select Market), only a non-U.S. holder who, actually or constructively, holds or held (at any time during the shorter of the five year period preceding the date of disposition or the holder’s holding period) more than 5% of our common stock will be subject to U.S. federal income tax on the disposition of our common stock. Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. You should consult your own tax advisors concerning the tax consequences that could result if we are, or become, a USRPHC.

Foreign Account Tax Compliance Act

In addition to the withholding described above, the Foreign Account Tax Compliance Act (“FATCA”) regime (which consists of legislation enacted in 2010, as well as accompanying regulations and other guidance from the U.S. Department of Treasury and the Internal Revenue Service, various intergovernmental agreements between the U.S. and other jurisdictions concerning the exchange of information required under FATCA (so-called “IGAs”), and IGA-related implementing legislation and guidance promulgated by IGA partner jurisdictions) generally imposes a withholding tax of 30% on dividend income from our common stock and on the gross proceeds of a sale or other disposition of our common stock, if the payments are made to a foreign entity, unless certain diligence, reporting, withholding and certification obligations and requirements are met. Subject to certain transition rules, withholding under FATCA with respect to dividends took effect on July 1, 2014, and FATCA withholding with respect to payments of gross proceeds will take effect January 1, 2017.

The withholding under FATCA may be avoided if (i) the foreign entity is a “foreign financial institution” (as defined under FATCA) and such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (ii) the foreign entity is not a “foreign financial institution” and makes a certification identifying its substantial U.S. owners (as defined for this purpose) or makes a certification that such foreign entity does not have any substantial U.S. owners. Foreign financial institutions located in jurisdictions that have an IGA with the U.S. may be subject to different rules. Under certain circumstances, a non-U.S. holder of our common stock might be eligible for refunds or credits of such withholding taxes, and a non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits.

Non-U.S. holders should consult their own tax advisors regarding the implications of FATCA on their investment in our common stock.

U.S. Federal Estate Tax

Our common shares owned or treated as owned by an individual who is not a citizen or resident, as specifically defined for U.S. federal estate tax purposes, of the U.S. at the time of his or her death will be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to you the amount of dividends paid to you and amount of tax, if any, withheld with respect to such dividends. The Internal Revenue Service may make the information returns reporting such dividends and withholding available to the tax authorities in the country in which you are resident.

In addition, you may be subject to information reporting requirements and backup withholding (currently at a rate of 28%) with respect to dividends paid on, and the proceeds of disposition of, shares of our common stock, unless, generally, you certify under penalties of perjury (usually on Internal Revenue Service Form W-8BEN or W-8BEN-E) that you are a non-U.S. holder or you otherwise establish an exemption. Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition by a non-U.S. holder of shares of our common stock within the United States or conducted through certain U.S.-related financial intermediaries unless such non-U.S. holder certifies under penalty of perjury that it is not a “United States person” (as defined under the Code), and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a United States person, or such non-U.S. holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

THE U.S. FEDERAL INCOME AND ESTATE TAX DISCUSSION SET FORTH ABOVE IS FOR GENERAL INFORMATION PURPOSES ONLY, DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO OUR SHARES OF OUR COMMON STOCK AND IS NOT TAX ADVICE. INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SHARES OF OUR COMMON STOCK. YOU SHOULD CONSULT YOUR OWN INDEPENDENT TAX ADVISORS CONCERNING THE PARTICULAR U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO YOU OF THE OWNERSHIP OF COMMON STOCK, AS WELL AS THE CONSEQUENCES TO YOU ARISING UNDER U.S. TAX LAWS OTHER THAN THE FEDERAL INCOME AND ESTATE TAX LAW OR UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

LEGAL MATTERS

The validity of the common stock offered pursuant to this prospectus supplement will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois. Legal matters in connection with this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The audited financial statements and schedule, and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K):

•

Our annual report on Form 10-K for the year ended December 31, 2013 filed on March 13, 2014, including the information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2013 from our definitive proxy statement on Schedule 14A filed on March 26, 2014.

•	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 filed on May 12, 2014, August 6, 2014 and November 10, 2014, respectively.
•	Our current reports on Form 8-K filed on April 2, 2014, May 1, 2014, May 2, 2014, May 7, 2014, June 30, 2014, July 8, 2014, July 25, 2014, July 30, 2014 and September 22, 2014.
•

The description of our common stock, par value $0.01 per share, as contained in the Registration Statement on Form 8-A, originally filed with the SEC on August 10, 2007 including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus supplement and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus supplement from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

PROSPECTUS

HORSEHEAD HOLDING CORP.

Common Stock

Preferred Stock

Depositary Shares

Warrants

Subscription Rights

Debt Securities

Share Purchase Contracts

Share Purchase Units

We may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $200,000,000. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “ZINC”.

Investing in our securities involves risks. You should refer to the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission incorporated by reference in this prospectus and the applicable prospectus supplement and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 3, 2013.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information contained or incorporated by reference in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement (including any information incorporated by reference therein). You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to the “Company,” “we,” “us” and “our” and similar terms refer to Horsehead Holding Corp. and its direct and indirect subsidiaries on a consolidated basis. References to our “common stock” or our “preferred stock” refer to the common stock or preferred stock of Horsehead Holding Corp.

i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. In addition, we have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and the exhibits and schedules filed therewith and in our reports and proxy statements and other information incorporated by reference herein. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. You can inspect and copy our reports, proxy statements and other information filed with the SEC, the registration statement on Form S-3 and the exhibits thereto at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You can obtain copies of these materials from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The Company’s SEC filings will also be available to you on the SEC’s website at http://www.sec.gov.

We maintain a website at http://www.horsehead.net. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Except for the information incorporated by reference as noted below, our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the “incorporation by reference” of the information filed by us with the SEC into this prospectus, which means that important information can be disclosed to you by referring you to those documents and those documents will be considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. The documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) after the date of this prospectus and prior to the termination of the offerings under this prospectus are incorporated by reference herein:

•	Our annual report on Form 10-K for the year ended December 31, 2012 filed on March 18, 2013.

•	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013 filed on May 8, 2013 and August 7, 2013, respectively.

•	Our current reports on Form 8-K filed on May 10, 2013, June 4, 2013, June 26, 2013, September 4, 2013 and September 27, 2013.

•	The description of our common stock, par value $0.01 per share, as contained in the Registration Statement on Form S-1 (File No. 333-142113), originally filed with the SEC on April 13, 2007 including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Our Commission File Number is 001-33658.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Horsehead Holding Corp.

4955 Steubenville Pike, Suite 405

Pittsburgh, Pennsylvania 15205

(724) 774-1020

Attention: Corporate Secretary

You should rely only on the information contained in, or incorporated by reference in, this prospectus. We have not authorized anyone else to provide you with different or additional information. This prospectus does not offer to sell or solicit any offer to buy any notes in any jurisdiction where the offer or sale is unlawful. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. The words “believes,” “projects,” “anticipates,” “plans,” “expects,” “intends,” “estimates” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” are intended to identify forward-looking statements. These forward-looking statements represent management’s current reasonable expectations and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors, risks, and uncertainties include but are not limited to the factors described under “Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, and the following:

•	fluctuations in the availability of zinc and nickel and in levels of customer demand;

•	changes in conditions in current or future credit and financial markets;

•	changes in the prices of zinc metal and nickel;

•	the effect of competing technologies, materials or imports on demand for our products and services;

•	the effect of competition by other manufacturers of zinc and nickel products;

•	a failure to implement our business strategy;

•	our ability to obtain any additional funds which might be needed to complete the construction of our new zinc facility;

•	our ability to service our debt;

•	our ability to successfully construct and operate our new zinc facility;

•	our ability to realize the projected benefits from our new zinc facility;

•	work stoppages and labor disputes;

•	material disruptions at any of our manufacturing facilities, including for equipment, power failures or industrial accidents;

•	fluctuations in the costs or availability of our energy supplies;

•	decreases in order volume from major customers;

•	the costs of compliance with environmental, health and safety laws and responding to potential liabilities and changes under these laws;

•	failure of our hedging strategies, including those relating to the prices of energy, raw materials and zinc products;

•	our ability to attract and retain key personnel;

•	our ability to protect our intellectual property and know-how;

•	our dependence on third parties for transportation services;

•	risks associated with our acquisition of Zochem, Inc., a Canadian corporation, on November 1, 2011, and Horsehead Zinc Powders, LLC on November 16, 2012 and with future acquisitions, joint ventures or asset dispositions, including our ability to successfully manage the integration of businesses that we acquire; and

•	fluctuations in the market price for our common shares, our dividend policy, and anti-takeover provisions in our certificate of incorporation and by-laws.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of this prospectus and the documents incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

Forward-looking statements speak only as of the date they were made. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

OUR COMPANY

Horsehead Holding Corp. is the parent company of Horsehead Corporation, a leading U.S. producer of specialty zinc and zinc-based products and a leading recycler of electric arc furnace (“EAF”) dust; The International Metals Reclamation Company, Inc. (“INMETCO”), a leading recycler of nickel-bearing wastes and nickel-cadmium (“Ni-Cd”) batteries in North America that we acquired on December 31, 2009; Zochem, Inc. a producer of zinc oxide in North America that we acquired on November 1, 2011; and Horsehead Zinc Powders, LLC, a leading manufacturer of zinc powders for the alkaline battery business that we acquired on November 16, 2012. We currently have production and/or recycling operations at six facilities located in four states in the United States. Zochem operates from one facility located in Canada.

Our products are used in a wide variety of applications, including in the galvanizing of fabricated steel products, as components in rubber tires, alkaline batteries, paint, chemicals and pharmaceuticals and as a remelt alloy in the production of stainless steel. We believe we are the largest refiner of zinc oxide and Prime Western grade (“PW”) zinc metal, a grade of zinc containing a minimum of 98.5% zinc, in North America. We believe we are also the largest North American recycler of EAF dust, a hazardous waste produced by the carbon steel mini-mill manufacturing process. Through our INMETCO operations, we believe we are also a leading recycler of nickel-bearing waste generated by specialty steel producers and a leading recycler of Ni-Cd batteries and other types of batteries in North America.

While we vary our raw material inputs, or feedstocks, based on cost and availability, we generally produce our zinc products at our Monaca, Pennsylvania facility using 100% recycled zinc, including zinc recovered from our four EAF dust recycling operations located in four states. We believe that our ability to convert recycled zinc into finished products results in lower feed costs than for smelters that rely primarily on zinc concentrates. We also produce zinc products at our Brampton, Ontario, Canada facility and utilize special high grade zinc metal as raw material feedstock. Our four EAF dust recycling facilities also generate service fee revenue from steel mini-mills by providing a convenient and safe means for recycling their EAF dust. INMETCO provides recycling services, some of which are on a tolling basis, from a single production facility in Ellwood City, Pennsylvania. Our new zinc facility currently under construction in Rutherford County, North Carolina could potentially enable us to recover other marketable materials from EAF dust.

In 2009, we began discussions with Tecnicas Reunidas, S.A. the developer of the ZINCEXTM solvent extraction process, to assess the feasibility of using ZINCEXTM solvent extraction technology to convert Waelz oxide (“WOX”) and other zinc-containing recycled materials into special high grade zinc and other zinc products. After completing the assessment, in 2010, we undertook a site selection process to identify and secure a strategically located property to build a new zinc facility utilizing ZINCEXTM solvent extraction technology coupled with state–of-the-art electro-winning and casting capabilities. In September 2011, we announced plans to construct the new zinc facility in Rutherford County, North Carolina. The new zinc facility, which we currently anticipate will commence initial operations before the end of 2013, will replace our current zinc smelter in Monaca, Pennsylvania, which is over 80 years old and utilizes a higher-cost pyrometallurgical process. We believe the new zinc facility will provide us with a number of substantial benefits, including lower energy cost, higher labor productivity and reduced maintenance costs; the capability to produce Special High Grade and Continuous Galvanizing Grade zinc, grades that typically command higher premiums, in addition to the PW zinc that we already produce; and the ability to recover silver and lead from WOX produced from EAF dust recycling. We believe the new zinc facility, coupled with our EAF-based feed, will position us among the global low cost producers of zinc metal.

During 2012, we sold approximately 378.1 million pounds of zinc products and 24.9 million pounds of nickel-based products, generally priced at amounts based on zinc and nickel prices on the London Metals Exchange. For the year ended December 31, 2012, we generated sales and recorded a net loss of $435.7 million and $(30.4) million, respectively. For the six month period ended June 30, 2013, we generated sales and recorded a net income of $228.7 million and $2.0 million, respectively.

We, together with our predecessors, have been operating in the zinc industry for more than 150 years and in the nickel-bearing waste industry for more than 30 years. We operate as two business segments, zinc products and services and nickel products and services. Our principal executive offices are located at 4955 Steubenville Pike, Suite 405, Pittsburgh, Pennsylvania 15205. Our telephone number is (724) 774-1020.  Our website address is www.horsehead.net.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings we make with the SEC. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include capital expenditures, working capital, acquisitions, investments and the repayment of indebtedness. Pending these uses, the net proceeds may also be temporarily invested in short- and medium-term securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Six Months Ended		Fiscal Year
	June 30, 2013		2012		2011	2010	2009	2008
Ratio of Earnings to Fixed Charges	(A	)	(B	)	9.2x	33.7x	(C)	42.4x

(A)	The ratio of earnings to fixed charges was less than one-to-one for the six months ended June 30, 2013. Earnings were insufficient to cover fixed charges by $10.7 million.
(B)	The ratio of earnings to fixed charges was less than one-to-one for the year ended December 31, 2012. Earnings were insufficient to cover fixed charges by $57.9 million.
(C)	The ratio of earnings to fixed charges was less than one-to-one for the year ended December 31, 2009. Earnings were insufficient to cover fixed charges by $44.2 million.

For purposes of these ratios, “earnings” consist of net income (loss) before taxes plus fixed charges less capitalized interest and “fixed charges” consist of interest expensed and capitalized plus amortized capitalized expenses related to indebtedness. This summary is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is a part.

Because we have not issued any preferred stock to date, the ratios of earnings to fixed charges and preferred stock dividend requirements are identical to the ratios shown above.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is only a summary of its material provisions. We encourage you to read our Second Amended and Restated Certificate of Incorporation and our Amended and Restated By-laws, which are incorporated by reference into the registration statement of which this prospectus forms a part.

Authorized Capitalization

As of the date of this prospectus, we are authorized to issue up to 100,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share. As of September 26, 2013, we had outstanding 44,112,048 shares of our common stock and no shares of our preferred stock.

The discussion set forth below describes our capital stock and our Second Amended and Restated Certificate of Incorporation and our Amended and Restated By-laws.

Common Stock

All of our existing common stock is validly issued, fully paid and nonassessable. Set forth below is a brief discussion of the principal terms of our common stock.

Dividend Rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at the times and in the amounts as the board of directors may from time to time determine.

Voting Rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders.

Preemptive or Similar Rights. Our common stock is not entitled to preemptive or other similar subscription rights to purchase any of our securities.

Conversion Rights. Our common stock is not convertible.

Right to Receive Liquidation Distributions. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Preferred Stock

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation, dissolution or winding-up before any payment is made to the holders of shares of our common stock. Under specified circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, the board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock. There currently are no shares of preferred stock outstanding.

Anti-Takeover Effects of Various Provisions of Delaware Law and Our Second Amended and Restated Certificate of Incorporation and Amended and Restated By-laws

Our Second Amended and Restated Certificate of Incorporation and our Amended and Restated By-laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by the board of directors.

These provisions include:

Classified Board of Directors. Our board of directors is divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the board of directors will be elected each year. These provisions, when coupled with the provisions of our Second Amended and Restated Certificate of Incorporation and our Amended and Restated By-laws that authorize the board of directors to fill vacant directorships or increase the size of the board of directors, may deter a stockholder from removing incumbent directors and simultaneously gaining control of the board of directors by filling the vacancies created by this removal with its own nominees.

Action by Written Consent; Special Meetings of Stockholders. Our Second Amended and Restated Certificate of Incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our Second Amended and Restated Certificate of Incorporation and our Amended and Restated By-laws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman of the board, or pursuant to a resolution adopted by a majority of the board of directors. Stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting.

Advance Notice Procedures. Our Amended and Restated By-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the Amended and Restated By-laws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Amended and Restated By-laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Super Majority Approval Requirements. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless either a corporation’s certificate of incorporation or by-laws require a greater percentage. Our Second Amended and Restated Certificate of Incorporation and Amended and Restated By-laws provide that the affirmative vote of holders of at least 66 2/3% of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal provisions relating to election of directors, limitation of liability and indemnification of directors and officers, stockholder action by written consent, special meetings of stockholders and amendment of the certificate of incorporation. Our Second Amended and Restated Certificate of Incorporation and Amended and Restated By-laws also provide that, notwithstanding the authority of the board to adopt, amend, alter, change or repeal the by-laws, the affirmative vote of holders of at least 66 2/3% of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal the by-laws. This requirement of a super-majority vote to approve amendments to our Second Amended and Restated Certificate of Incorporation and Amended and Restated By-laws could enable a minority of our stockholders to exercise veto power over any such amendments.

Removal of Directors. Our Second Amended and Restated Certificate of Incorporation provides that directors may only be removed from office for cause and by the affirmative vote of the holders of at least 662/3% of the total votes eligible to be cast in the election of directors.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Delaware Anti-Takeover Statute. We have elected to be governed by Section 203 of the Delaware General Corporation Law, which provides that, subject to exceptions specified therein, an “interested stockholder” of a publicly held Delaware corporation shall not engage in any “business combination,” including a merger of or consolidation with the corporation, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder, for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

•	on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of a specified transaction involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•	any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•	the affiliates and associates of any such person.

Under some circumstances, Section 203 makes it more difficult for a person who is an interested stockholder to effect various business combinations with a corporation for a three-year period.

Listing

Our common stock is listed and traded on the Nasdaq Global Select Market under the symbol “ZINC.”

Transfer Agent

The transfer agent for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares and the terms of the deposit agreement is a summary. It summarizes only those aspects of the depositary shares and those portions of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

We may elect to offer fractional interests in preferred shares, rather than offer whole preferred shares. If we choose to do this, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of a particular series of preferred shares.

The shares of any series of preferred shares underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, which we will select. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will state the name and address of the depositary. Unless otherwise provided by the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fractional interests in preferred shares underlying the depositary shares, to all the rights and preferences of the preferred stock underlying the depositary shares including dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interests in shares of the related series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of preferred shares to the record holders of depositary shares relating to the preferred shares in proportion to the numbers of the depositary shares owned by the holders on the relevant record date. The depositary will distribute only an amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to the holders of depositary shares.

Redemption of Depositary Shares

If a series of the preferred shares underlying the depositary shares is redeemed in whole or in part, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The depositary will mail notice of redemption not less than 30, and not more than 60, days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s books. The redemption price for each depositary share will be equal to the applicable fraction of the redemption price for each share payable with respect to the series of the preferred shares. Whenever we redeem preferred shares held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares relating to the preferred shares so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionally as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the cash, securities or other property payable upon the redemption and any cash, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the depositary on account of any taxes.

Voting the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred shares. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred shares, will be entitled to instruct the depositary how to exercise the voting rights pertaining to the number of preferred shares underlying the holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the number of preferred shares underlying the depositary shares in accordance with these instructions, and we will agree to take all action which the depositary may consider necessary in order to enable the depositary to vote the shares. The depositary will abstain from voting preferred shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred shares.

Amendment and Termination of Depositary Agreement

We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment which materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (a) all outstanding depositary shares issued under the agreement have been redeemed or (b) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of the depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred shares and any redemption of the preferred shares. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications that we deliver to the depositary and that we are required to furnish to the holders of the preferred shares. Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the Company and the depositary under the deposit agreement will be limited to performance in good faith of their duties under the agreement and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless the holders provide them with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents they believe to be genuine.

DESCRIPTION OF WARRANTS

The following description of the warrants and terms of the warrant agreement is a summary. It summarizes only those aspects of the warrants and those portions of the warrant agreement which we believe will be most important to your decision to invest in our warrants. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. The forms of the warrant agreement and the warrant certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include, but are not limited to, the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the terms of any mandatory or optional redemption provisions relating to the warrants;

•	the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

•	if the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be transferable;

•	the identity of the warrant agent;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the prospectus supplement relating to the warrants, unless otherwise specified in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the prospectus supplement relating to the warrants. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

This section describes the general terms of the subscription rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. The following description is only a summary and does not purport to be complete. You must look at the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of subscription rights. The forms of the subscription agent agreement and the subscription certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any subscription rights we offer will describe the specific terms of the offering and the rights, including the record date for stockholders entitled to the rights distribution, the number of rights issued and the number of shares of common stock that may be purchased upon exercise of the rights, the exercise price of the rights, the date on which the rights will become effective and the date on which the rights will expire, and any applicable U.S. Federal income tax considerations.

In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for stockholders entitled to receive the rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	whether the rights are transferable;

•	the period during which the rights may be exercised and when they will expire;

•	the steps required to exercise the rights;

•	the price, if any, for the subscription rights;

•	the number of subscription rights issued;

•	the terms of the shares of common stock or shares of preferred stock or depositary shares;

•	the extent to which the subscription rights are transferable;

•	if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights;

•	the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;

•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments; and

•	whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description of the debt securities and terms of the indentures, as defined below, is a summary. It summarizes only those aspects of the debt securities and those portions of the indentures, which we believe will be most important to your decision to invest in our debt securities. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. We have filed the forms of indentures with the SEC as exhibits to our registration statement, of which this prospectus is a part.

General

We may issue senior or subordinated debt securities, which will be direct, general obligations of Horsehead Holding Corp. that may be secured or unsecured.

The senior debt securities will constitute part of our senior debt, will be issued under the senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under the subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior debt,” as defined in the indenture with respect to subordinated debt securities. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter. Neither indenture limits our ability to incur additional senior debt or other indebtedness.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The debt securities may have the benefit of guarantees (each, a “guarantee”) by one or more of our subsidiaries (each, a “guarantor”) on a senior or subordinated basis. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable indenture.

The senior debt securities and subordinated debt securities will be governed by an indenture between us and one or more trustees to be selected by us. We have filed with the SEC as exhibits to our registration statement, of which this prospectus is a part, the forms of indentures which will govern these debt securities. See “Where You Can Find More Information” above for information on how to obtain copies of them. The indentures are substantially identical, except for certain provisions including those relating to subordination, which are included only in the indenture related to subordinated debt securities. When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Series of Debt Securities

We may issue multiple debt securities or series of debt securities under either indenture. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a particular series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement for that series. Those terms may vary from the terms described here.

Amounts of Issuances

Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, unless otherwise specified below or in the applicable prospectus supplement, we are not subject to financial or similar restrictions by the terms of the debt securities.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

The applicable prospectus supplement will describe the specific terms of the debt securities, which will include some or all of the following:

•	the title of the series and whether it is a senior debt security or a subordinated debt security;

•	any limit on the total principal amount of the debt securities of the same series;

•	the stated maturity;

•	the currency or currencies for principal and interest, if not U.S. dollars;

•	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether the debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

•	if the debt security is a fixed rate debt security, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

•	if the debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

•	if the debt security is an indexed debt security, the principal amount, if any, we will pay at maturity, interest payment dates, the amount of interest, if any, we will pay on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which the debt security will be exchangeable for or payable in cash, securities or other property;

•

if the debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the Company or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	if the debt security is also an original issue discount debt security, the yield to maturity;

•	if applicable, the circumstances under which the debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•	the depositary for the debt security, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt security in book-entry form only;

•	if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•	whether the debt security will be guaranteed by any guarantors and, if so, the identity of the guarantors and, to the extent the terms thereof differ from those described in this prospectus, a description of the terms of the guarantees;

•	the assets, if any that will be pledged as security for the payment of the debt security;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt security, as applicable; and

•	any other terms of the debt security and any guarantees of the debt security, which could be different from those described in this prospectus.

Governing Law

The indentures and the debt securities (and any guarantees thereof) will be governed by New York law, without regard to conflicts of laws principles thereof.

Form of Debt Securities

We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair a holder’s ability to transfer beneficial interests in a global debt security.

We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 90 days; or

•	we notify the trustee that we wish to terminate that global security.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us as follows:

•	DTC is:

•	a limited-purpose trust company organized under the New York Banking Law,

•	a “banking organization” within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

•	DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.

•	DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

•	DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the NYSE Amex LLC and the Financial Industry Regulatory Authority, Inc.

•	Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The rules applicable to DTC and its participants are on file with the SEC.

Investors may hold interests in the debt securities outside the United States through the Euroclear System (“Euroclear”) or Clearstream Banking (“Clearstream”) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. At the present time JPMorgan Chase Bank, National Association will act as U.S. depositary for Euroclear, and Citibank, N.A. will act as U.S. depositary for Clearstream. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

The following is based on information furnished by Euroclear or Clearstream, as the case may be.

Euroclear has advised us that:

•	It was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;

•	Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries;

•	Euroclear is operated by Euroclear Bank S.A./ N.V., as operator of the Euroclear System (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”);

•	The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters of debt securities offered by this prospectus;

•	Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly;

•	Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”);

•	The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants; and

•	Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearstream has advised us that:

•	It is incorporated under the laws of Luxembourg as a professional depositary and holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates;

•	Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries;

•	As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute;

•	Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include underwriters of debt securities offered by this prospectus;

•	Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly; and

•	Distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

We have provided the descriptions herein of the operations and procedures of Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact Euroclear or Clearstream or their respective participants directly to discuss these matters.

Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Redemption or Repayment

If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in the applicable prospectus supplement.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We are generally permitted under the indenture for the relevant series to merge or consolidate with another corporation or other entity. We are also permitted under the indenture for the relevant series to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions, among other things, are met:

•	If the successor entity in the transaction is not the Company, the successor entity must be organized as a corporation, partnership or trust and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized under the laws of the United States, any state thereof or the District of Columbia.

•

Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of the Company but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

If we sell all or substantially all of our assets, we will be released from all our liabilities and obligations under the debt securities of any series and the indenture with respect to that series.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated debt indenture defines “senior debt” as:

•	our indebtedness under or in respect of our credit agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts; and

•	any other indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.

Notwithstanding the foregoing, “senior debt” will not include: (i) equity interests; (ii) any liability for taxes; (iii) any indebtedness to any of our subsidiaries or affiliates; (iv) any trade payables; or (v) any indebtedness incurred in violation of the subordinated debt indenture.

We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•

(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

The subordinated debt indenture allows the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee funds or government securities, or if so provided in the applicable prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of such series and all obligations of any guarantors of such debt securities will also be discharged with respect to the guarantees of such debt securities (“legal defeasance”); or

•	we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal, premium and interest on the applicable series of debt securities will also survive.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Upon the effectiveness of defeasance with respect to any series of guaranteed debt securities, each guarantor of the debt securities of such series shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by the Company, any guarantor or the trustee and without the consent of the holders of any debt securities.

In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:

•	deliver all outstanding debt securities of that series to the trustee for cancellation; or

•	all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

Default, Remedies and Waiver of Default

Unless otherwise specified in the applicable prospectus supplement, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	we do not pay the principal or any premium on any debt security of that series on the due date;

•	we do not pay interest on any debt security of that series within 60 days after the due date;

•	we do not deposit a sinking fund payment with regard to any debt security of that series within 60 days after the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

•	we remain in breach of our covenants regarding mergers or sales of substantially all of our assets or any other covenant we make in the indenture for the benefit of the relevant series, for 90 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur;

•	if the debt securities of that series are guaranteed debt securities, the guarantee of the debt securities of that series by any guarantor shall for any reason cease to be, or shall for any reason be asserted in writing by such guarantor or the Company, not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by the indenture or the debt securities of that series; or

•	if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions.”

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee protection satisfactory to it from expenses and liability. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.

Before a holder may bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt security, all of the following must occur:

•	the holder must give the trustee written notice that an event of default has occurred with respect to the debt securities of the series, and the event of default must not have been cured or waived;

•	the holders of not less than 25% in principal amount of all debt securities of the series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•	during those 60 days, the holders of a majority in principal amount of the debt securities of the series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of the series.

A holder is entitled at any time, however, to bring a lawsuit for the payment of money due on its debt security on or after its stated maturity (or, if the debt security is redeemable, on or after its redemption date).

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default, however, without the approval of the particular holder of that debt security.

Annual Information about Defaults to the Trustee

We will furnish each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the applicable indenture.

Modifications and Waivers

There are four types of changes we can make to either indenture and the debt securities or series of debt securities or any guarantees thereof issued under that indenture.

Changes Requiring Each Holder’s Approval

First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change under the applicable debt indenture, including, among others:

•	changing the stated maturity for any principal or interest payment on a debt security;

•	reducing the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

•	permitting redemption of a debt security if not previously permitted;

•	impairing any right a holder may have to require purchase of its debt security;

•	impairing any right that a holder of convertible debt security may have to convert the debt security;

•	changing the currency of any payment on a debt security;

•	changing the place of payment on a debt security;

•	impairing a holder’s right to sue for payment of any amount due on its debt security;

•	releasing any guarantor of a debt security from any of its obligations under its guarantee thereof, except in accordance with the terms of the indenture;

•	reducing the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the approval of whose holders is needed to change the indenture or those debt securities or waive our compliance with the applicable indenture or to waive defaults; and

•	changing the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the debt securities affected. These changes are limited to clarifications and changes that would not adversely affect any debt securities of any series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect. We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities. We may also make changes to reflect the addition of, succession to or release of any guarantor of guaranteed debt securities otherwise permitted under the indenture.

Modification of Subordination Provisions

We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Changes Requiring Majority Approval

Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

•	If the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or

•	If the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging or selling substantially all of our assets, which we describe above under “—Mergers and Similar Transactions.” If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in “—Changes Requiring Each Holder’s Approval”, unless that holder approves the waiver.

We may issue particular debt securities or a particular series of debt securities, as applicable, that are entitled, by their terms, to separately approve matters (for example, modification or waiver of provisions in the applicable indenture) that would also, or otherwise, require approval of holders of a majority in principal amount of all affected debt securities of all affected series issued under such indenture voting together as a single class. Any such affected debt securities or series of debt securities would be entitled to approve such matters (a) pursuant to such special rights by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities voting separately as a class and (b) in addition, as described above, except as may otherwise be provided pursuant to the applicable indenture for such debt securities or series of debt securities, by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities and all other affected debt securities of all series issued under such indenture voting together as one class for this purpose. We may issue series or debt securities of a series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding debt securities or series.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer

If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. Holders may not exchange debt securities for securities of a different series or having different terms, unless permitted by the terms of that series and described in the applicable prospectus supplement.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for a debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments

We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Guarantees

The debt securities of any series may be guaranteed by one or more of our subsidiaries. However, the applicable indenture governing the debt securities will not require that any of our subsidiaries be a guarantor of any series of debt securities and will permit the guarantors for any series of guaranteed debt securities to be different from any of the subsidiaries listed herein. As a result, a series of debt securities may not have any guarantors and the guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities. If the Company issues a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

If the Company issues a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will (i) provide that, upon the sale or disposition (by merger or otherwise) of any guarantor, (x) if the transferee is not an affiliate of the Company, such guarantor will automatically be released from all obligations under its guarantee of such debt securities or (y) otherwise, the transferee (if other than the Company or another guarantor) will assume the guarantor’s obligations under its guarantee of such debt securities and (ii) permit us to cause the guarantee of any guarantor of such debt securities to be released at any time if we satisfy such conditions, if any, as are specified in the prospectus supplement for such debt securities.

The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees.

If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such guarantor.

Any guarantee of any debt securities will be effectively subordinated to all existing and future secured indebtedness of the applicable guarantor, including any secured guarantees of other Company debt, to the extent of the value of the collateral securing that indebtedness. Consequently, in the event of a bankruptcy, or similar proceeding with respect to any guarantor that has provided a guarantee of any debt securities, the holders of that guarantor’s secured indebtedness will be entitled to proceed directly against the collateral that secures that secured indebtedness and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness, including its guarantees of any debt securities, until that secured debt is satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit the ability of any guarantor to incur secured indebtedness.

If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the subordinated and unsecured obligation of the applicable guarantor and, in addition to being effectively subordinated to secured debt of such guarantor, will be subordinated in right of payment to all of such guarantor’s existing and future senior indebtedness, including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior debt. See “—Subordination Provisions” above.

Paying Agents

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for the debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship With the Trustee

The prospectus supplement for the debt security will describe any material relationships we may have with the trustee with respect to that debt security.

The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula stated in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units that we call “share purchase units.” Share purchase units consist of a share purchase contract and either our debt securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the common stock under the share purchase contracts.

The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement will describe the terms of the share purchase contracts or share purchase units. The description in the prospectus supplement will only be a summary, and you should read the share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units. Material United States federal income tax considerations applicable to the share purchase units and the share purchase contracts will also be discussed in the applicable prospectus supplement.

Each share purchase contract or share purchase unit and any related agreement will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers.

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions stated in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities of that series are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may sell securities directly to one or more purchasers without using underwriters or agents.

We may also sell securities upon the exercise of rights that may be distributed to security holders.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their business.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common stock, shares of which are listed on the Nasdaq Global Select Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. We may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any applicable prospectus supplement (or a post-effective amendment).

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

Certain legal matters with regard to the validity of the securities will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois. Certain matters under North Carolina law will be passed upon for us by Nexsen Pruet, PLLC, Raleigh, North Carolina.

EXPERTS

The audited financial statements and schedule, and management’s assessment of the effectiveness of internal control over financial reporting included in the Company’s Form 10-K for the year ended December 31, 2012, and incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in giving said reports.

5,000,000 Shares

HORSEHEAD HOLDING CORP.

Common Stock

PROSPECTUS SUPPLEMENT

                , 2015

Sole Book-Running Manager

Co-Lead Managers

FBR

Oppenheimer & Co.

Co-Managers

CJS Securities

CRT Capital